UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number)

90-0175540

(I.R.S. Employer Identification Number)

2 E Congress St. Ste 900

Tucson, Arizona 85701

Telephone: (520) 561-7033

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	1,600,000	(2)	$0.71	(3),(4)	$1,136,000	(3),(4)	$123.94	(4)

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of up to 1,600,000 shares of common stock to be sold to Triton Funds, LP under the investment agreement dated August 20, 2021.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Based on the closing price per share ($0.95) for Liberty Star Uranium & Metals Corp.’s common stock on July 26, 2021, as reported by the OTC Markets Group’s OTCQB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 30, 2021

Prospectus

1,600,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

The selling stockholder identified in this prospectus may offer and sell up 1,600,000 shares of our common stock to be sold to Triton Funds LP, a Delaware limited partnership (“Triton” or “Selling Security Holder”) under the investment agreement dated August 20, 2021 (the “Investment Agreement”). The Investment Agreement permits us to “put” up to $1,000,000 in shares of our common stock to Triton over a period of up to 12 months.

Triton may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Triton is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We will not receive any proceeds from Triton’s sale of any shares being offered under this prospectus, however, we will receive proceeds from the sale of shares of our common stock pursuant to the exercise of our put right offered by Triton. We will pay for expenses of this offering, except that Triton will pay any broker discounts, commissions, or equivalent expenses and expenses of its legal counsel applicable to the sale of the shares.

Our common stock is quoted on the OTCQB under the symbol “LBSR”. On August 20, 2021, the closing price of our common stock on the OTCQB was $0.74 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful, complete or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2021.

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About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Liberty Star” means Liberty Star Uranium & Metals Corp., a Nevada corporation, and our subsidiaries, Hay Mountain Holdings, LLC, an Arizona limited liability company, Earp Ridge Mines LLC, an Arizona limited liability company, & Red Rock Mines LLC, an Arizona limited liability company, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Item 3: Summary and Risk Factors

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock and you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

The Offering

We may offer and sell up to 1,600,000 shares of our common stock to be sold to Triton under the investment agreement dated August 20, 2021. The Investment Agreement permits us to “put” up to $1,000,000 in shares of our common stock to Triton until December 31, 2022, when the Investment Agreement expires.

We will not receive any proceeds from the sale of shares of our common stock by Triton, however, we will receive proceeds from the sale of shares of our common stock pursuant to the exercise of our put right offered by Triton. We will pay for expenses of this offering, except that Triton will pay any broker discounts, commissions, or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. Titanium Intelligence, Inc. was incorporated on August 20, 2001, under the laws of the State of Nevada, as a mineral properties acquisition and exploration company. Big Chunk Corp. was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk Corp. was engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall Drilling Inc. performed drilling services on the Company’s mineral properties. Redwall Drilling Inc. ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are currently in the exploration phase of operations and have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business.”

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Our common stock is traded over-the-counter on the OTCQB under the ticker symbol “LBSR.”

The principal offices of our company are located at 2 E. Congress St. Ste. 900, Tucson, Arizona 85701. Our telephone number is (520) 561-7033.

Summary of Financial Data

The following information represents selected audited financial information for the Company for the years ended January 31, 2021 and 2020 and selected unaudited financial information for the Company for the three-month periods ended April 30, 2021 and 2020. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 31 of this prospectus.

Statements of Operations Data	Three Month Period Ended April 30, 2021	Three Month Period Ended April 30, 2020,	Year Ended January 31, 2021	Year Ended January 31, 2020
Revenue	Nil	Nil	Nil	Nil
Net Operating Expenses	$94,092	$133,274	$594,892	$467,796
Net Income (Loss)	$(81,624)	$(183,741)	$(749,745)	$(337,469)
Basic and Diluted Net Income (Loss) per Share	$(0.01)	$(0.02)	$(0.08)	$(0.04)

Balance Sheets Data	As of April 30, 2021	As of January 31, 2021	As of January 31, 2020
Cash and Cash Equivalents	$126,882	$6,718	$25,024
Working Capital (Deficit)	$(2,187,400)	$(1,991,571)	$(1,708,540)
Total Assets	$165,157	$45,089	$73,227
Total Liabilities	$2,400,280	$2,056,566	$1,779,275
Total Stockholders’ Equity (Deficit)	$(2,235,123)	$(2,011,477)	$(1,706,048)
Accumulated Deficit	$(57,611,765)	$(57,530,141)	$(56,780,396)

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Risk Factors

Investing in Our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in the section of this annual report on Form 10-K entitled “Forward-Looking Statements” before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to Us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

Our businesses may be materially adversely affected by the recent coronavirus (COVID-19) outbreak or the related market decline and volatility.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The significant outbreak of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, including the business which we operate and own. The recent market decline and volatility in connection with the COVID-19 pandemic could also materially and adversely affect any future potential acquisitions. Furthermore, with restrictions on travel, the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on our businesses. The extent to which COVID-19 impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

Because of the speculative nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

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If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on the Company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed, and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on business operations and our financial stability. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims, and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis. Any such efforts will require financing, which we may not be able to arrange.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost, which would most likely result in a loss of your investment.

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We face risks related to mining, exploration and mine construction, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on prices of minerals set by global markets and whether our exploration-stage properties can be brought into production. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether it will be economically feasible to extract a mineral depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices; mining, processing and transportation costs; the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us receiving an inadequate return on invested capital.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our operations by exploring and exploiting properties with commercially recoverable minerals and to develop these into profitable mining activities. We cannot assure you that we can or will extract mineralized materials from any property or that any such exploitation will result in achieving and maintaining profitability and developing positive cash flow.

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

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If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash and cash equivalents in the amount of $6,718 and negative working capital of $1,991,571 as of January 31, 2021. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenues and have never been profitable. We do not have an ownership interest in any revenue generating properties. We were incorporated in 2001 and took over our current business in 2004. To date, we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We, therefore, expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm, MaloneBailey, LLP , stated in its audit report attached to our audited financial statements for the fiscal year ended January 31, 2021 that since we have suffered recurring losses from operations, require additional funds for further exploratory activity prior to attaining a revenue generating status, and we may not find sufficient ore reserves to be commercially mined, there is a substantial doubt about our ability to continue as a going concern.

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The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation, we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of our company.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Our future operations may face substantial regulation of health and safety.

Mining operations are subject to extensive and complex laws and regulations governing worker health and safety across our operating regions and our failure to comply with applicable legal requirements can result in substantial penalties. Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position.

Mines are inspected on a regular basis by government regulators who may issue citations and orders when they believe a violation has occurred under local mining regulations. If inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures.

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In addition to potential government restrictions and regulatory fines, penalties or sanctions, our ability to operate (including the effect of any impact on our workforce) and thus, our potential results of future operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents, injuries, fatalities or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Mining operations are subject to extensive environmental laws and regulations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Increased global attention or regulation of consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 12,300,000 shares of common stock, $0.00001 par value per share. As of July 31, 2021, there were 10,150,635 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Our common stock price may be volatile.

The market price of our Common Stock has been and is likely to continue to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including the following:

-	our ability to grow revenues;
-	our ability to achieve profitability;
-	our ability to raise capital when needed;
-	our ability to execute our business plan;
-	legislative, regulatory, and competitive developments; and
-	economic and external factors.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of any company. These market fluctuations may also materially and adversely affect the market price of our common stock regardless of our actual operations and the results from those operations.

Because our common stock trades on the over the counter (OTC) market, you may not be able to buy and sell our common stock at optimum prices and you may face liquidity issues.

The trading and quotation of our common stock on otcmarkets.com imposes, among others, the following risks:

-	lesser availability of quotes and order information;
-	lack of liquidity; and
-	wide dealer spread.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our Articles of Incorporation were amended on June 22, 2020 to add Class A Shares to deter a take-over of our company.

We amended our Articles of Incorporation on June 22, 2020 to add Class A shares which have an increased voting power of 200 votes per share to deter a hostile take-over of the Company. The Company filed a Certificate of Designation with the Secretary of State of Nevada to establish the terms of the Company’s Class A Common Stock (the “Class A Shares”), par value $0.00001 per share, 200,000 shares authorized. The terms of the Class A Shares include 200-1 voting rights in addition to the rights held by common stockholders. Only persons who are current members of the Company’s Board of Directors may own or hold Class A Shares.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

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Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission (the “SEC”). These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Triton will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Triton pursuant to the Investment Agreement will be purchased at 75% of the lowest day of the daily volume weighted average price of our common stock during the five consecutive trading days immediately prior to the Closing by Triton. Closing occurs up to 5 days from the purchase notice provided by the Company. Triton has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Triton sells the shares, the price of our common stock could decrease. If our stock price decreases, Triton may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

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Your ownership interest may be diluted and the value of our common stock may decline by exercising the purchase notice right pursuant to the Investment Agreement with Triton.

Pursuant to the Investment Agreement with Triton, when we deem it necessary, we may raise capital through the private sale of our common stock to Triton at a discounted price. Because the purchase notice price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement, and as such, Triton may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Triton has agreed, subject to certain exceptions listed in the Investment Agreement to refrain from holding an amount of shares that would result in Triton or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Triton from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Triton could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors,” uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 4: Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the Selling Security Holder, however, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Triton. If we receive proceeds upon exercise of warrants, we will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

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We will pay for expenses of this offering, except that the Selling Security Holder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Item 5: Determination of Offering

We may offer and sell up 1,600,000 shares, inclusive of all possible Warrant Shares, of our common stock to be sold to Triton under the Investment Agreement. The Investment Agreement permits us to “put” up to $1,000,000 in shares of our common stock to Triton until December 31, 2022. Triton committed to purchase up to $1,000,000 of our common stock, and will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices.

The 1,600,000 shares being offered pursuant to this prospectus represent 15.8% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 1,600,000 shares being offered pursuant to this prospectus represent 16.8% of the shares issued and outstanding held by non-affiliates of our company. Under the Investment Agreement, we may deliver a put notice to Triton which states the dollar amount that we intend to sell to Triton on a date specified in the put notice. The maximum investment amount per notice is limited to no more than $250,000 per month unless otherwise agreed upon. The minimum put amount is $25,000. The purchase price per share to be paid by Triton will be 75% of the lowest day of the daily volume weighted average price of our common stock during the five consecutive trading days immediately prior to the Closing. The Investment Agreement shall expire upon the earlier of: (1) Triton purchasing One Million Dollars ($1,000,000) of Securities pursuant to the Investment Agreement; or (ii) on December 31, 2022.

We may be required to further increase our registered shares in order to receive the entire purchase price if the price drops and to cover warrants. Triton has agreed to refrain from holding an amount of shares which would result in Triton owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

If, at any time prior to January 31, 2022, there is no effective registration statement of the Company covering the shares being offered in this prospectus, Triton may elect to receive warrant shares pursuant to a cashless exercise, in lieu of a cash exercise (the “Warrant Shares”), according the following formula:

X = Y (A-B)

     A

Where X is the number of shares to be issued to Triton, Y is the number of Warrant Shares that Triton elects to purchase, A is the Market Price (defined below), and B is the Exercise Price (defined below). “Market Price” means the highest traded price of our common stock on the date of calculation for the Warrant Shares. Exercise Price means $20,000,000 divided by our then current outstanding common stock share count on the prior business day. In any Warrant Exercise, the amount to be received by us is the number of Warrant Shares sold by Triton multiplied by the Exercise Price. Triton’s beneficial ownership (as calculated and determined in Section 13(d) of the Securities Exchange Act of 1934) of the Warrant Shares shall not exceed 4.99% of the total number of outstanding shares of the Company’s common stock immediately after giving effect to the issuance of the Warrant Shares.

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Item 6: Dilution

The shares registered under this registration statement are not being offered by us, but are instead being registered for resale by Triton.

Item 7: Selling Stockholders

We may offer and sell, from time to time, any or all of these shares of our common stock to be sold to Triton under the Investment Agreement.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Company as of August 20, 2021, and the number of shares of our common stock being offered pursuant to this prospectus.

Because we may offer and sell all or only some portion of the 1,600,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that we will sell all of the shares being offered in this offering.

Triton has not had any position, office, or other material relationship with us or any of our affiliates over the past three (3) years and does not currently own any shares of our common stock.

To our knowledge, Triton is not a broker-dealer or an affiliate of a broker-dealer. We may require Triton to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires amendment of said documents in order to make any untrue or misleading statements accurate.

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	Shares Owned by the Selling Stockholder before the	Total Shares Offered in the		Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of Selling Stockholder	Offering(1)	Offering		# of Shares(3)	% of Class(2),(3)
Triton(4)	*0.00	1,600,000	(5)	Nil	*

Notes

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on 10,150,635shares of our common stock issued and outstanding as of August 20, 2021. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Alan Ochoa has the voting and dispositive power over the shares owned by Triton.

(5)	The 1,600,000 shares assumes that all warrants will be exercised by Triton.

Item 8: Plan of Distribution

The Selling Security Holder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Security Holder.

Triton has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Investment Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Triton has informed us that each such broker-dealer will receive commissions from Triton that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of our common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Triton can presently estimate the amount of compensation that any agent will receive.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

We know of no existing arrangements between Triton or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Triton. We have agreed to indemnify Triton and certain other persons against certain liabilities in connection with the offering of Shares, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Triton has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Triton specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Triton Funds or December 31, 2022, whichever occurs sooner.

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In connection with the sale of the securities or interests herein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). All of the foregoing may affect the marketability of the securities offered by this prospectus.

Item 9: Description of Securities

Capital Stock

We are authorized to issue 12,500,000 shares of common stock, $0.00001 par value per share, 200,000 of the common shares are designated Class A Common also $0.00001 par value per share. We have obtained the appropriate consents from our board of directors and a majority of stockholders to amend our Articles of Incorporation to authorize an additional 12,500,000 shares of common stock at $0.00001 par value.

Common Stock

As of August 11, 2021, 10,150,635 shares of common stock are issued and outstanding.

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The holders of our common stock are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders and have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

102,000 shares of our Class A common stock are equally held by our Chief Executive Officer, Brett Gross, and our Chairman of the Board, Peter O’Heeron. Each Class A share is entitled to 200 votes on all matters to be acted upon by the stockholders. All other Class A common stock rights are equal to that of our common stock. The holders of our Class A common stock are entitled to a majority of the total votes entitled to vote on all matters to be acted upon by the stockholders.

Item 10: Interest of Named Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Frascona, Joiner, Goodman & Greenstein, P.C. has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Item 11: Information with Respect to Our Company

Description of Business

Business Development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

We formed the wholly owned subsidiary, Hay Mountain Holdings, LLC f/k/a Hay Mountain Super Project LLC (“HMH”) incorporated in Arizona on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona.

Our Current Business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwestern United States. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

Tombstone Super Project (“Tombstone”) (formerly referred to as “Tombstone Porphyry Precious Metals Project”): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous and confusing title and history of conveyance of many mineral properties and rights thereto. We have investigated title to all the Company’s mineral properties and, to the best of our knowledge, title to all properties and minerals are in good standing.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

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To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Competition

We are a mineral resource company engaged in the business of mineral exploration. We compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration companies with whom we compete may have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Raw Materials

We do not have any material dependence on any raw materials or raw material supplier. All of the raw materials that we need are available from numerous suppliers and at market-driven prices.

Compliance with Government and Environmental Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the State of Arizona, any other States in which we plan to operate, and all applicable federal statutes and regulations regarding permits and environmental standards and remediation. Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable.

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We are required to pay annual rentals for our federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. As listed on the Bureau of Land Management (BLM) web site, new claims located on or after September 1, 2019 cost $255 each which includes processing, location, and maintenance fees. On March 6, 2020 we sent three Notice Of Intent To Locate (NOITL) forms to the BLM. The NOITL’s cost $30.00 each payable to the BLM. We paid new claim fees of $10,530 on September 9, 2020 for 27 new lode claims which included rental years 2019 and 2020. On October 29, 2020 we paid $830.25 to the Cochise County Recorder to add the 27 new claims to the county record. We have completed filings for 21 of the new claims, and we are refiling six claims. We are currently waiting on the BLM so we may complete the filing for the six claims which we expect completion shortly. The annual rentals are $165 per claim after the first year. The rentals due by September 1, 2021 for the period from September 1, 2021 through September 1, 2022 of $15,345 have not been paid yet, however, we plan to pay these fees prior to the due date. All rentals during the year ended January 31, 2021 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 15,793.24 acres at our Tombstone project. We plan to pay filing and rental fees for our AZ MEPs before their respective due dates in the amount of $33,293. Required minimum work expenditures (labor assessment) of $153,247 was due for the year ended January 31, 2021. Labor assessment of $175,297 was submitted during the year ended January 31, 2021, all fees and work expenditures due during the year ended January 31, 2021 have been paid.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Mining Regulation and Compliance

The operation of our mine(s) that may be developed in the future would be subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977. We do not own any mines in the United States and as a result, this information is not required.

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Personnel

Our CEO & President, Brett Gross was elected by the Board on December 7, 2018. The Board also elected Pete O’Heeron as Chairman of the Board. We also employ one full-time CFO who is also our VP of Finance, one full-time Geo-tech, who is also our Manager of Field Operations, one Investor Relations Representative and one consultant CPA on an as needed basis. We hire consultants for investor relations, exploration, derivative accounting, and administrative functions also on an as needed basis.

Description of Property

Our Offices

Our employees work either from our principal office or from offices maintained in their homes. Our corporate office address is 2 East Congress St. Ste. 900, Tucson, AZ 85701.

We currently rent a storage space for $45 per month in Tombstone, AZ on a month-to-month basis.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Our Mineral Claims

All of the Company’s claims for mineral properties are in good standing as of July 31, 2021.

Demand for Potential Products

We expect the demand for any commercially viable quantities of minerals found, once in production, to be in worldwide demand with many sources of buyers. We intend on utilizing intermediaries for sales as to focus on our core competencies of exploration and extraction.

Intellectual Property

We do not own or license any intellectual property which we consider to be material.

Tombstone Property

Tombstone is a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. The US Geological Survey caldera experts, conclude this is correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona by the US Geological survey, the Arizona Geological Survey and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become very large copper mines. Advanced technology has indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lies largely under cover and is indicated by geochemistry, geophysics and projection of known geology into covered areas.

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The Hay Mountain Project is located 6.5 miles southeast of Tombstone where we hold 35 Arizona State Mineral Exploration Permits (MEPs) covering (15,793.24 acres) or 24.68 square miles, and 93 federal lode mining claims covering (1,594.68 acres) or 2.49 square miles and is accessible by Hwy 80, Davis Rd. and Wild West Road.

LIBERTY STAR

TOMBSTONE-AZ

Federal Unpatented Claims

Claim Names

HM 87-143

TS 168-176

Marco1A-Marco5E

Davis1A-DavisC

Claim Acreage

57 HM Claims- 1095.18 acres

21 Marco Claims- 320 acres

6 Davis Claims- 80 acres

9 TS Claims- 99.5 acres

State Exploration Permits

MEP #	Acres	Renewal & Rental Due Date
08-119053	738.4	9/29/2021
08-119054	375.64	9/29/2021
08-119055	732.84	9/29/2021
08-119716	480	1/18/2022
08-119717	520	1/18/2022
08-119752	40	7/11/2022
08-120017	160	6/15/2022
08-120018	80	6/15/2022
08-120172	440	10/4/2021
08-120173	640	10/4/2021
08-120174	440	10/4/2021
08-120175	480	10/4/2021
08-120176	480	10/4/2021
08-120177	582.83	10/4/2021
08-120178	240	10/4/2021
08-120179	370.24	10/4/2021
08-121131	520	11/18/2021
08-121132	368.76	11/18/2021
08-121133	139.9	11/18/2021
08-121134	280	11/18/2021
08-121135	639.56	11/18/2021
08-121136	600	11/18/2021
08-121137	440	11/18/2021
08-121138	358.85	11/18/2021
08-121139	571.25	11/18/2021
08-121140	439.5	11/18/2021
08-121141	280	11/18/2021
08-121142	640	11/18/2021
08-121143	640	11/18/2021
08-121654	80	9/22/2021
08-121767	639.71	11/21/2021
08-121768	449.44	11/21/2021
08-121769	640	11/21/2021
08-121770	626.32	11/21/2021
08-121771	640	11/21/2021

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35State MEP’s totaling

15,793.24 acres

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At Hay Mountain, we plan to ascertain whether the Hay Mountain lode mining claims and AZ MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc, rare earth metals and other valuable metals. We have a phased exploration plan that involves diamond core drilling of multiple holes over targets determined by analysis of geochemical sampling and ZTEM electromagnetic and magnetic survey. Initial phase 1 drilling is planned to take approximately one year. Should results indicate the viability of the project, additional phased work, both exploration and development, is planned over the course of seven total years to define the nature and size of an ore body(s) and move toward mining. Any exploration plans are dependent on acquiring suitable funding. No part of the phased program is currently funded.

The Tombstone claims are undeveloped. However significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims: Technical Report: In mid-March 2011, Liberty Star contracted SRK to prepare three (3) Technical studies and Reports in a form similar to mineral reports prescribed under NI 43-101. Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principal Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property. This information was combined with historic technical reports going back to 1878 and more recent data up to August 2011 (the date of their reports). The three Technical Reports are entitled: (1) Walnut Creek Exploration Report, Tombstone District, Arizona –August 31, 2011, 147 pages; (2) The Tombstone Caldera South Exploration Report, Tombstone District, Arizona –August 31, 2011, 144 pages; and (3) Hay Mountain Exploration Report, Tombstone District, Arizona – August 31, 2011, 155 pages. These reports covered the entirety of historic productive area of the Tombstone mines which date to their discovery in 1877. However, before that report could be completed a competitor acquired a lease on those lands. These Technical Reports thoroughly summarize and illustrate the salient geotechnical data of the Tombstone Mining District covering about 250 square miles and present much data in computer map format. In such context, they analyze Liberty Star’s exploration programs as related to the entire area, make estimates and recommend execution of proposed Company exploration programs.

Geochemical sampling at the Hay Mountain Project: In 2011 and early 2012 we collected nearly 1,800 rock, soil and vegetation samples over 621 sample sites over approximately 14 square miles centered on the Hay Mountain property. These samples have been assayed for multiple elements generating many volumes of analyses. The samples were prepared by MEG Inc. and have been shipped to ALS Global (f/k/a ALS-Chemex), geochemical analysis lab in Vancouver, British Columbia. Assay results were sent to our Tucson office and all assays were received. Our geology team has generated computer analyses that allow interpretation of the data. Liberty Star continues to collect XRF readings and biogeochemical samples to further define the anomalies at Hay Mountain.

On June 15, 2020 we received 2 Mineral Exploration Permits (MEPs) issued by the Arizona State Land Department (ASLD) covering the 240-acre Robbers Roost exploration area approximately 4.5 miles southwest of Tombstone, Arizona with access via paved road (Charleston Road). The new MEPs are 5.89 miles west of Liberty Star’s Hay Mountain Project for porphyry copper, gold, and molybdenum. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest by others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” [JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01-0103.pdf)

24

On June 24, 2020 we completed staking an additional 400 acres of Federal Lode Claims at Hay Mountain. This addition to Liberty Star’s mineral claims effectively closes all potential competitors’ opportunity to take a State or Federal mineral interest inside the Company’s contiguous State and Federal mineral estate.

On November 11, 2020 we announced the identification of potentially exploitable gold mineralization in its recently acquired State of Arizona Mineral Exploration Permits (MEPs) land located in the area locally recognized as Red Rock Canyon, contiguous with and immediately north of drill Target 1, within the Company’s principal porphyry copper, gold, moly exploration target at the Hay Mountain Project (the “Project”) previously disclosed. The relevant MEPs are in Township 20, Range 23 East, specifically eight sections 27 through 34 and two additional MEPs, in sections 20 and 21. Preliminary surface exploration on the Red Rock MEPs advances the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (XRF) work continuing at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center.

On November 21, 2020 we acquired 5 new Mineral Exploration Permits for a total of 2,995.47 acres. Liberty Star’s CEO Brett Gross notes the new applications complement last year’s land acquisition announced October 21, 2019 (Update 910); “In 2019 we moved to secure surface access to support future development and operations. With the addition of these lands, the Company secures three additional access routes from public roadways. While over the past twenty-two months we have enjoyed increasingly good, collaborative and cooperative relations with the private property owners contiguous to the Hay Mountain Project with no interruptions to project access, securing multiple alternative routes places us in an even more secure and well-defined position for the future.”

On October 21, 2019 we acquired 13 new Mineral Exploration Permits (MEP’s) for a total of 5,917.82 acres, or 9.25 sq miles bringing our total MEPs at Hay Mountain to 28 and 12,557.77 acres or 19.62 sq miles. This new acquisition represents a nearly 89% increase in Liberty Star lands under permit for mineral exploration activities. These acquisitions not only substantially expand Liberty Star’s continued exploration potential, but also provide resistance to existing competitive pressures that permits us to be more forthcoming with our technical data sharing with potential venture partners. Liberty Star geochemical and geophysical surface studies indicate anomalies consistent with a large, buried porphyry copper body at the primary target, and potentially extensive associated porphyry cluster, with attendant metals including gold, moly, nickel, silver, zinc, lead,and cobalt. See news release: https://www.libertystaruranium.com/2019/10/21/liberty-star-adds-over-9-square-miles-to-the-hay-mountain-project/.

25

In 2019 Liberty Star contracted Pim van Geffen, PhD, PGeo of Vancouver Geochemistry to provide services in the form of validation and interpretation of our biogeochemical data from the Hay Mountain Project, Tombstone District, Arizona. In particular, the quality of the biogeochemical data was assessed regarding its capacity to support the recognition of buried porphyry-copper and related mineralization in the Project area and inform exploration decisions. A written report on the data assessment, including statements on data quality and utility, interpreted maps, and recommendations for the use of the data and data products in furthering exploration efforts on the Hay Mountain Project have been received.

Geologic Mapping: Small scale geologic mapping was performed in the Hay Mountain area by two different U.S. Geological Survey Senior Geologists. The first was by James Gilluly starting in the late 1930s and published in the early 1950’s, as a Professional Paper 281, 1956, and the second by Harold Drewes, published USGS Professional Paper 1144 1981. The Drewes map was a simplified version of the Gilluly map with faults adjusted to Drewes’s interpretation. Unfortunately, little or no refinement of the rock types or actual outcropping rocks was accomplished. Gilluly, while apparently generally correct in outcrop identification, disturbingly on close examination it appears he missed important outcropping rocks and at least in the Hay Mountain area of the major geochemical anomaly he misinterpreted stratigraphic rock types. In the area we have termed the Chrysocolla Block he failed to note the outcrop completely and our thorough examination revealed it to be Earp formation, whereas all the surrounding mapped area was mapped as the younger Colina limestone. This would put the Chrysocolla Block more than 1,000 feet above the Earp and 1,700 feet or more above the receptive-to- mineralization Horquilla formation where most of the production from Bisbee has been found and high grade which is now being drilled out at Rosemont Camp about 50 miles to the west. This critical error we have corrected on our maps to show this area as the lower Earp and believe that the recently discovered gossan outcrops are lying perhaps 200 to 400 feet above the Earp- Horquilla contact. Furthermore, neither Gilluly nor Drewes noticed pervasively fluidized and rounded limestone breccia which covers square miles and is typical feature of porphyry copper deposits. We believe perhaps massive copper (chalcopyrite) mineralization will be located in the Horquilla formation 200 to 400 feet below the gossan outcrops in the Earp formation. This analysis plus all of our geochemistry and geophysics is the justification for our currently planned drill hole program.

On August 16, 2020 we received our July 2020 Field Mapping Report prepared by Geologist Daniel Koning. The new field mapping report was commissioned by Liberty Star to “identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of mineralization.” Geologist Koning conducted the mapping from July 14th to August 5th, accompanied by Liberty Star Field Ops Manager Jay Crawford and for 3 days, CEO/President Brett Gross. The 50-page report contains over 50 new maps and sample images. In his Hay Mountain Project July 2020 Field Mapping Report, Koning concludes “Type 1 and type 2 veins are…interpreted as fluid escape structures representing the distal and possibly upper expression of a porphyry system at depth. The overall extent of type 1 and type 2 veining across the property could indicate significant skarn and CRD development at depth.” [page 48] He further finds that his work “correlates with the Cu, Mo, and Au biogeochemical anomalies identified by Dr. Pim van Geffen, and the magnetic and ZTEM anomalies identified by Alan King’s 3D model. Because of this, the center of the inferred porphyry system at Hay Mountain is interpreted to be southwest of the Zebra Hills under post-mineral cover.”

26

ZTEM EM Survey: We requested and received a cost estimate from Geotech of Aurora (Toronto area) Ontario, Canada, which is the only purveyor of this helicopter borne electromagnetic (EM) geophysical method. This geophysical method has the ability to “look down” into the crust of the earth about 2,000 meters (6,600 feet) and detect sulfides and other rock types and structures which may be associated with porphyry copper systems. Test work over known Safford, Arizona porphyry copper deposits along with thousands of verifying drill holes show the geometry of such mineral systems can be determined, thus identifying whether it is a porphyry copper system or some other mineral system. When combined with our geochemical data, we can determine the position of the copper-moly center of the system and design our drill program to efficiently test and define mineralization. We flew ZTEM in July 2013 and the analysis report was received in February 2014. In 2019, a re-interpretation of the ZTEM and the magnetic data with focus on porphyry targets was performed on the basis of more rigorous 3D inversion tools. Based on the 3D ZTEM and the 3D MVI inversion results, Geotech has recommended the following: Integrate the newly obtained results with all available geological, geochemical and drilling info (if available) to better define and prioritize exploration targets; Follow-up with deep-penetrating ground IP and ground TDEM detailed surveys on the 1st priority potential porphyry target Zd1and then the 2nd priority targets Zs1and Zs2 for better definition of their depth and shape; Follow-up with detailed ground MT survey the Zd1target for its investigation at depth; Drill testing of the Zd1target with deep holes should be performed after ground verification with ground geophysics. See news release: https://www.libertystaruranium.com/2019/09/30/liberty-star-hires-geotech-ltd-to-update-hay-mountain-project-ztem-data/

Also, in 2019 Liberty Star contracted Alan King, P.Geo., M.Sc.at Geoscience North to prepare a geophysical review of all the geochemical and geophysical data. Their conclusions and recommendations are- The full 3D Geoscience Analyst (GA) integrated model, which was provided as part of the review, should be used for targeting as there is much more detail and dynamic viewing available in the live 3D model than in the 2D screen captures of the model shown in the report. The new 3D models based on the ZTEM data should be reviewed with respect to the previous ground IP/Res, CSAMT etc. data, which were mentioned in the SRK report. The core anomalous area has complex Magnetic and EM signatures in an area of structural complexity, with associated well defined geochem anomalies. Drill testing is recommended to test this area. Physical properties such as mag susceptibility, electrical conductivity, density and IP effect would be helpful for further interpretation. These could be acquired on existing rock samples from the area or on core samples from any new drilling or with in-situ borehole geophysical surveys in any new Drill holes. Targeting: the main target remains the core geochem anomaly area and drill testing of this target is recommended. The combined EM and magnetic models show a thicker tabular conductive feature together with an area of high magnetic/structural complexity in the core of a large magnetic depletion zone, coincident with the core of the geochem anomalies. See news release: https://www.libertystaruranium.com/2021/01/31/liberty-star-minerals-lbsrtechnical-data-studies-available/.

27

Legal Proceedings

Legal Matter

On August 22, 2019 (and amended on December 23, 2019), the Company filed a complaint with the Superior Court of Arizona (Case No. C20194139), demanding the titles and possession of certain vehicles and equipment of the Company from our former CEO, as well as seeking recovery of damages from the former CEO in an amount of not less than $50,000. None of the vehicles and equipment, individually or in total, have any material net book value (being fully depreciated) as of January 31, 2021 and 2020. The matter is ongoing as of the date of this filing.

On February 18, 2020, our former CEO and his spouse (the “Counterclaimants”) filed a First Amended Answer: First Amended Complaint and Counterclaim with the Superior Court of Arizona seeking dismissal of the Company’s complaint and reimbursement of Counterclaimants’ attorney fees incurred related to the matter. Additionally, the counterclaim alleges breach of contract by the Company and requests reimbursement of amounts loaned to the Company by our former CEO and his spouse, along with reimbursement of attorney fees. The Company believes these counterclaims are without merit and will aggressively defend them and believes no unfavorable outcome or material effect on our consolidated financial statements will result.

Market Price of and Dividends on Our Common Equity

and Related Stockholder Matters

Market information

Our common stock is quoted on the OTC Markets Group’s OTCQB under the trading symbol “LBSR”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
January 31, 2021	$1.600	$1.450
October 31, 2020	$0.500	$0.450
July 31, 2020	$0.600	$0.550
April 30, 2020	$0.350	$0.300
January 31, 2020	$0.550	$0.450
October 31, 2019	$0.400	$0.350
July 31, 2019	$0.750	$0.650
April 30, 2019	$0.650	$0.550

Our transfer agent, The Nevada Agency and Transfer Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

All references to common shares and common share data in the accompanying consolidated financial statements and elsewhere in this Form 10-K as of January 31, 2021 and 2020, and for the years then ended, reflect the 1-for-500 Reverse Stock Split.

28

On August 20, 2021, the closing price of our common stock as reported by the OTCQB was $0.74 per share.

Holders of Common Stock

As of July 31, 2021, there were approximately 144 holders of record of our common stock. As of such date, 10,150,635 shares of our common stock were issued and outstanding. We had 2 holders of Class A common stock with 102,000 shares issued and outstanding.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

29

Financial Statements

30

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Liberty Star Uranium & Metals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. and its subsidiaries (collectively, the “Company”) as of January 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2013.

Houston, Texas

May 3, 2021

F-1

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED BALANCE SHEETS

	January 31, 2021	January 31, 2020

Assets

Current:
Cash and cash equivalents	$6,718	$25,024
Prepaid expenses	4,815	8,311
Total current assets	11,533	33,335

Property and equipment, net	33,556	39,892
Total assets	$45,089	$73,227

Liabilities and Stockholders’ Deficit

Current:
Accounts payable and accrued liabilities	$467,957	$458,350
Accounts payable to related parties	51,119	51,119
Accrued wages to related parties	811,711	811,711
Advances from related party	301,077	101,631
Notes payable to related parties	283,271	166,560
Convertible promissory note, net of debt discount of $7,642 and $15,364	87,969	152,504
Total current liabilities	2,003,104	1,741,875

Long-term:
Long-term accounts payable, net of current portion	20,300	37,400
Long-term debt - SBA	33,162	-
Total long-term liabilities	53,462	37,400

Total liabilities	2,056,566	1,779,275

Commitments and Contingencies (Note 13)

Stockholders’ deficit
Class A Common stock - $.00001 par value; 200,000 and 0 authorized; 102,000 and 0 shares issued and outstanding, respectively	1	-

Common stock - $.00001 par value; 12,300,000 and 12,500,000 authorized; 9,902,052 and 9,116,725 shares issued and outstanding, respectively	99	91
Common stock to be issued	15,000	-
Additional paid-in capital	55,503,564	55,074,257
Accumulated deficit	(57,530,141)	(56,780,396)
Total stockholders’ deficit	(2,011,477)	(1,706,048)

Total liabilities and stockholders’ deficit	$45,089	$73,227

The accompanying notes are an integral part of the consolidated financial statements

F-2

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	January 31,
	2021	2020
Revenues	$-	$-
Expenses:
Geological and geophysical costs	118,955	70,332
Salaries and benefits	144,513	219,188
Depreciation	6,336	2,684
Legal	167,800	37,706
Professional services	75,419	79,069
General and administrative	72,930	56,158
Travel	8,939	2,659
Net operating expenses	594,892	467,796
Loss from operations	(594,892)	(467,796)

Other income (expense):
Interest expense	(185,636)	(155,216)
Gain on forgiveness of SBA loan	30,578	-
Gain on settlement of accounts payable	-	177,000
Gain on change in fair value of derivative liability	205	108,543
Total other income (expense)	(154,853)	130,327
Net loss	(749,745)	$(337,469)

Net loss per share of common stock - basic and diluted	$(0.08)	$(0.04)

Weighted average number of shares of common stock outstanding - basic and diluted	9,746,433	8,721,447

The accompanying notes are an integral part of the consolidated financial statements

F-3

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended January 31, 2021 and 2020

	Class A Common stock		Common stock		Common stock to	Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	be Issued	Capital	Deficit	Deficit

Balance, January 31, 2019	-	-	8,194,915	82	-	54,749,079	(56,442,927)	(1,693,766)
Issuance of common stock and warrants in private placement	-	-	128,673	1	-	70,698	-	70,699
Shares issued for conversion of notes	-	-	781,622	8	-	131,946	-	131,954
Settlement of accounts payable through issuance of common stock	-	-	60,000	1	-	35,999	-	36,000
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(322,006)	-	(322,006)
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	372,119	-	372,119
Return of common stock for services	-	-	(48,485)	(1)	-	(43,999)	-	(44,000)
Stock based compensation	-	-	-	-	-	80,421	-	80,421
Net loss for the year ended January 31, 2020	-	-	-	-	-		(337,469)	(337,469)
Balance, January 31, 2020	-	-	9,116,725	$91	$-	$55,074,257	$(56,780,396)	$(1,706,048)
Issuance of common stock and warrants in private placement	-	-	54,000	1	15,000	20,598	-	35,599
Class A Shares issued to settle related party advances and notes payable	102,000	1	-	-	-	49,061	-	49,062
Shares issued for conversion of notes	-	-	586,062	6	-	169,854	-	169,860
Shares issued for services	-	-	142,857	1	-	49,999	-	50,000
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(189,472)	-	(189,472)
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	329,267	-	329,267
Share issued for rounding from reverse stock split	-	-	2,408	-	-	-	-	-
Net loss for the year ended January 31, 2021	-	-	-	-	-	-	(749,745)	(749,745)
Balance, January 31, 2021	102,000	$1	9,902,052	$99	$15,000	$55,503,564	$(57,530,141)	$(2,011,477)

The accompanying notes are an integral part of the consolidated financial statements

F-4

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	January 31
	2021	2020

Cash flows from operating activities:
Net loss	$(749,745)	$(337,469)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,336	2,684
Amortization of debt discounts	159,222	134,821
(Gain) on settlement of accounts payable	-	(177,000)
(Gain) on change in fair value of derivative liabilities	(205)	(108,543)
(Gain) on forgiveness of SBA loan	(30,578)	-
Stock-based compensation	-	80,421
Common shares issued for third party services	50,000	-
Changes in assets and liabilities:
Prepaid expenses	3,496	(1,267)
Accounts payable and accrued expenses	154,484	(44,127)
Accounts payable to related parties	-	(1,213)
Accrued wages related parties	-	36,137
Changes in advances from related party	-	60,794
Accrued interest	26,111	20,396
Cash flows used in operating activities:	(380,879)	(334,366)

Cash flows from financing activities:
Proceeds from notes payable	62,974	10,000
Cash advance from related party	62,000	-
Proceeds from notes payable, related parties	120,000	48,500
Proceeds from convertible promissory notes	82,000	240,000
Proceeds from the issuance of common stock and warrants	35,599	60,000
Net cash provided by financing activities	362,573	358,500

Increase (decrease) in cash and cash equivalents	(18,306)	24,134
Cash and cash equivalents, beginning of period	25,024	890
Cash and cash equivalents, end of period	$6,718	$25,024

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$-	$-
Supplemental disclosure of non-cash items:
Settlement of accounts payable through issuance of common stock	$-	$36,000
Resolution of derivative liabilities due to debt conversions and untainted warrants	$329,267	$372,119
Reclass of APIC to derivative liabilities for tainted warrants	$189,472	$322,006
Debt discounts due to derivative liabilities	$140,000	$100,000
Common stock issued for conversion of debt and interest	$169,860	$131,954
Class A Common Stock issued for conversion of related party advances and notes payable	$49,062	$-
Expenses paid by related party on behalf of the Company	$161,977	$40,837
Return of common shares issued for settlement of accounts payable	$-	$44,000
Debt extinguishment through issuance of common stock	$-	$10,699

The accompanying notes are an integral part of the consolidated financial statements

F-5

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “our”, or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Until 2016 Big Chunk was engaged in the acquisition and exploration of mineral properties business in the State of Alaska. until its dissolution on July 26, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. We renamed HMSP to Hay Mountain Holdings LLC (“HMH”) on March 5, 2019. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. On February 22, 2019, the Company registered the tradename ‘Liberty Star Minerals’ with the state of Arizona to be recognized as ‘doing business as’, or ‘d/b/a’ Liberty Star Minerals. We have not generated any revenues from operations. On April 11, 2019 we formed a new subsidiary named Earp Ridge Mines LLC (“Earp Ridge”) wholly owned by HMH. On August 13, 2020, the Company formed Red Rock Mines, LLC (“Red Rock”), an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Reverse Stock Split

On November 24, 2020, the Company filed a Certificate of Change with the Secretary of the State of Nevada to affect a 1-for-500 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was formally processed by FINRA effective on February 25, 2021 and the Company’s common stock began trading on a split-adjusted basis on February 25, 2021.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 6,150,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,300,000 shares of common stock. The Reverse Stock Split did not have any effect on the stated par value of the common stock.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 100,000,000 shares of Class A common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 200,000 shares of Class A common stock, with 102,000 shares of Class A common stock outstanding. As a result of the Reverse Stock Split, there was an adjustment of approximately 2,408 common shares due to the effect of rounding fractional shares into whole shares. The Reverse Stock Split did not have any effect on the stated par value of the Class A common stock.

All references to common shares and common share data in these consolidated financial statements and elsewhere in this Form 10-K as of January 31, 2021 and 2020, and for the years then ended, reflect the Reverse Stock Split.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary HMH and the HMH wholly-owned subsidiaries Earp Ridge and Red Rock. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents

We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2021 and 2020, we had no cash balances in bank deposit accounts that exceeded federally insured limits.

Mineral claim costs

We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

F-6

Long-lived assets and impairment of long-lived assets

Property and equipment are stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment are reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of a long-lived asset group to be held and used in operations is measured by a comparison of the carrying amount to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If such asset group is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset group exceeds its fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal.

Convertible promissory notes

We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Derivative liabilities

The valuation of the derivative liability of our warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt is arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes are analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities are assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This leads to a cash flow simulation over the life of the note. A discounted cash flow for each simulation is completed and is compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value.

Stock based compensation

The Company recognizes stock-based compensation for all share-based payment awards made to employees and non-employees based on the estimated fair values of the stock or options. The fair value of options to be granted are estimated on the date of each grant using the Black-Scholes option pricing model and amortized ratably over the option’s vesting periods, which approximates the service period.

F-7

Environmental expenditures

Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the accounting standards codification section 410-30. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures as of January 31, 2021 or 2020.

Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued liabilities, convertible notes payable, notes payable, and derivative liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value measurements at reporting date using:
Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant and convertible note derivative liability at January 31, 2021	$-	-	-	$-
Warrant and convertible note derivative liability at January 31, 2020	$-	-	-	$-

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for the tax year ended January 31, 2017 and prior.

Net income (loss) per share

Basic net income (loss) per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share takes into consideration shares of common stock outstanding (computed under basic income or loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. For the years ended January 31, 2021 and 2020, the following number of potentially dilutive shares have been excluded from diluted net income (loss) since such inclusion would be anti-dilutive:

	Year Ended January 31,
	2021	2020

Stock options outstanding	146,000	177,000
Warrants	400,166	363,416
Shares to be issued upon conversion of notes payable	113,034	603,810

Total	659,200	1,144,226

Newly Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows. Management has evaluated these new pronouncements through January 31, 2021.

All other accounting standards updates that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

F-8

NOTE 3 – Going concern

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available or may not be available on reasonable terms.

The Company has incurred losses from operations, has a working capital deficit and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – Mineral claims

At January 31, 2021, we held a 100% interest in 93 standard federal lode mining claims located in the Tombstone region of Arizona.

At January 31, 2021, we held 35 Arizona State Land Department Mineral Exploration Permits covering 15,793.24 acres in the Tombstone region of Arizona.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties.

All of the Company’s claims for mineral properties are in good standing as of January 31, 2021.

NOTE 5 – Property and equipment

The balances of our major classes of depreciable assets and useful lives are:

	January 31, 2021	January 31, 2020
Geology Equipment (3 to 7 years)	$315,052	$315,052
Vehicles and transportation equipment (5 years)	48,592	48,592
Office furniture and equipment (3 to 7 years)	71,584	71,584
	435,228	435,228
Less: accumulated depreciation	(401,672)	(395,336)
	$33,556	$39,892

Depreciation expense was $6,336 and $2,684 for the years ended January 31, 2021 and 2020, respectively.

NOTE 6 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	January 31, 2021	January 31, 2020

8% convertible note payable issued August 2019, due May 2020	$-	$79,886
8% convertible note payable issued October 2019, due August 2020	-	48,347
8% convertible note payable issued January 2020, due November 2020	-	39,635
8% convertible note payable issued October 2020, due September 2021	95,611	-

	95,611	167,868
Less debt discount	(7,642)	(15,364)
Less current portion of convertible notes	(87,969)	(152,504)
Long-term convertible notes payable	$-	$-

F-9

On July 23, 2018, we received net proceeds of $48,000 under a convertible note dated July 19, 2018 (the “July 2018 Note”). The total principal under the note is $50,000, bears interest at 12% per annum, includes OID of $2,000, is due on July 19, 2019, and is convertible in shares of the Company’s common stock after 180 days at a conversion price with a 45% discount to the lowest weighted average market price during the previous 20 trading days to the date of conversion. During the year ended January 31, 2020, the noteholder converted an aggregate of $21,714 of the remaining balance of this note for 394,801 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2020.

On April 12, 2019, we received net proceeds of $50,000 from the issuance of a convertible note dated April 10, 2019 (the “April 2019 Note”). The note bears interest at 8%, includes OID of $3,000, matures on February 28, 2020, and is convertible after 180 days into shares of the Company’s common stock at a price of 65% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2020, the noteholder converted the note in full (an aggregate of $55,120) for 147,341 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2020.

On May 21, 2019, we received net proceeds of $50,000 from the issuance of a convertible note dated May 17, 2019 (the “May 2019 Note”). The note bears interest at 8%, includes OID of $3,000, matures on March 17, 2020, and is convertible after 180 days into shares of the Company’s common stock at a price of 65% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2020, the noteholder converted a total of $55,120 of the note in for 239,480 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2020.

On August 15, 2019, we received net proceeds of $67,000 from the issuance of a convertible note dated August 13, 2019 (the “August 2019 Note”). The note bears interest at 8%, includes OID of $10,000, matures on May 30, 2020, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2021, the noteholder converted a total of $79,800 of the note in for 272,750 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2021.

On October 25, 2019, we received net proceeds of $40,000 from the issuance of a convertible note dated October 22, 2019 (the “October 2019 Note”). The note bears interest at 8%, includes OID of $7,300, matures on August 15, 2020, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2021, the noteholder converted a total of $49,020 of the note in for 215,597 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2021.

On January 30, 2020, we received net proceeds of $33,000 from the issuance of a convertible note dated January 27, 2020 (the “January 2020 Note”). The note bears interest at 8%, includes OID of $3,600 and legal fees of $3,000, matures on November 15, 2020, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2021, the noteholder converted a total of $41,040 of the note in for 97,714 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2021.

On October 28, 2020, we received net proceeds of $82,000 from the issuance of a convertible note dated October 20, 2020 (the “October 2020 Note”). The note bears interest at 8%, includes OID of $8,500 and legal and due diligence fees of $3,000, matures on September 1, 2021, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. The net balance of this convertible note was $87,969 as of January 31, 2021.

During the year ended January 31, 2021 and 2020, the Company recorded debt discounts of $140,000 and $100,000 respectively, due to the derivative liabilities, and original issue debt discounts of $11,500 and $29,900, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $159,222 and $134,821 for the years ended January 31, 2021 and 2020, respectively.

Note payable

In March 2019, the Company received proceeds of $10,000 from a third-party under a promissory note due in March 2020, with interest at 10%. On November 19, 2019, the Company sold 42,243 shares of the Company’s common stock to this noteholder for $20,699, or $0.49 per unit, in a private placement. The consideration received included $10,000 in cash plus the settlement of this note payable of $10,000 and accrued interest of $699, leaving a balance of $0 as of January 31, 2020.

Notes Payable - SBA

On May 5, 2020, the Company received loan proceeds of $30,387 under the SBA’s Paycheck Protection Program (“PPP”). The PPP loan dated May 5, 2020 bears interest at 1% and is due in 18 monthly installments of $1,710 beginning December 1, 2020. On May 5, 2020, the Company also received grant proceeds of $3,000 under the EIDL program which is reflected as a credit to salaries and benefits expense for the year ended January 31, 2021. In November 2020, the Company was approved for forgiveness in full for the entire amount including principal and interest under the PPP loan, The grant proceeds of $3,000 was factored in the amount forgiven thus $3,000 remained payable to our bank related to the PPP until its repayment in February 2021.

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $158 beginning June 16, 2021. The balance of $33,162, including interest of $762, is included in long-term debt as of January 31, 2021.

NOTE 7 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 6), that became convertible during the years ended January 31, 2021 and 2020, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

F-10

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. These volatilities were in the 193.9% to 257.8% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

●	An event of default would not occur during the remaining term of the note;

●	Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 5% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

●	The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

●	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;

●	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 5% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

Using the results from the model, the Company recorded a derivative liability during the year ended January 31, 2021 of $189,472 for newly granted and existing warrants that were tainted and a derivative liability of $159,375 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $19,375 and a debt discount of $140,000 that was amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2021 was $140,000. The remaining unamortized debt discount related to the derivative liability was $0 as the notes were fully converted by January 31, 2021.

The Company recorded a derivative liability during the year ended January 31, 2020 of $322,006 for newly granted and existing warrants that were tainted and a derivative liability of $123,057 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $23,057 and a debt discount of $100,000 that was amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2021 was $100,000. The remaining unamortized debt discount related to the derivative liability was $0 as the notes were fully converted by January 31, 2020.

During the year ended January 31, 2021, the Company recorded a reclassification from derivative liability to equity of $189,518 for warrants becoming untainted and $139,749 due to conversions of the Company’s convertible notes. During the year ended January 31, 2020, the Company recorded a reclassification from derivative liability to equity of $234,650 for warrants becoming untainted and $137,469 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded the change in the fair value of the derivative liability as a gain of $205 and $108,543, respectively, to reflect the value of the derivative liability for warrants and convertible notes as of January 31, 2021 and 2020, respectively. The Company did not have a derivative liability as of January 31, 2021 and 2020 since none of the outstanding notes remained convertible at the end of the periods and consequently the outstanding warrants were no longer tainted.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Year Ended January 31,
	2021	2020
Beginning balance	$-	$58,656
Total gains	(205)	(108,543)
Settlements	(329,267)	(372,119)
Additions recognized as debt discount	140,000	100,000
Additions due to tainted warrants	189,472	322,006
Ending balance	$-	$-

Change in unrealized gains included in earnings relating to derivatives as of January 31, 2021 and 2020	$(205)	$(108,543)

F-11

NOTE 8 – Common stock

Class A Common Stock

On June 22, 2020, the Company filed a Certificate of Designation with the Secretary of State of Nevada to establish the terms of the Company’s Class A Common Stock (the “Class A Shares”), par value $0.00001 per share, 200,000 shares authorized. The terms of the Class A Shares include 200-1 voting rights in addition to the rights held by common stockholders. Only persons who are current members of the Company’s Board of Directors may own or hold Class A Shares.

On June 30, 2020, the Company entered into an agreement to issue a total of 102,000 shares of its Class A Shares to two directors of the Company. The aggregate consideration paid for the Class A Shares was $49,062 ($0.481 per share). The consideration was paid by offsetting the purchase price against Company advances and notes held by the two directors (see Note 12).

Common Stock

Our undesignated common shares are all of the same class, and are voting shares Upon liquidation or wind-up, stockholders are entitled to participate equitably with respect to any distribution of net assets that may be declared.

Reverse Stock Split

On November 24, 2020, the Company filed a Certificate of Change with the Secretary of the State of Nevada to affect a 1-for-500 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was formally processed by FINRA effective on February 25, 2021 and the Company’s common stock began trading on a split-adjusted basis on February 25, 2021.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 6,150,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,300,000 shares of common stock. The Reverse Stock Split did not have any effect on the stated par value of the common stock.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 100,000,000 shares of Class A common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 200,000 shares of Class A common stock, with 102,000 shares of Class A common stock outstanding. As a result of the Reverse Stock Split, there was an adjustment of approximately 2,408 common shares due to the effect of rounding fractional shares into whole shares. The Reverse Stock Split did not have any effect on the stated par value of the Class A common stock.

All references to common shares and common share data in these consolidated financial statements and elsewhere in this Form 10-K as of January 31, 2021 and 2020, and for the years then ended, reflect the Reverse Stock Split.

Common Stock Issued During the Year Ended January 31, 2021

During the year ended January 31, 2021, the Company issued a total of 586,062 shares of our common stock for conversions of $169,860 of convertible notes payable and accrued interest at exercise prices ranging from $0.225 to $0.420.

During the year ended January 31, 2021, the Company issued a total of 54,000 shares of its common stock and 27,000 warrants to two investors for proceeds of $20,599, or $0.300 to $0.400 per share. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.400 to $0.550 per share.

During the year ended January 31, 2021, the Company issued 142,857 shares of its common stock to a consultant for services at an aggregate price of $50,000, or $0.350 per share.

In January 2021, the Company received proceeds of $15,000 from our chairman of the board for the purchase of 14,726 shares of the Company’s common stock, at a price of $1.019 per share, and 7,363 warrants. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426 per share. The shares were subsequently issued in April 2021, thus the proceeds of $15,000 were classified as common stock to be issued as of January 31, 2021.

Common Stock Issued During the Year Ended January 31, 2020

During the year ended January 31, 2020, the Company issued a total of 781,622 shares of our common stock for conversions of $131,954 of convertible notes payable at an exercise prices ranging from of $0.055 to $0.390.

In July 2019, the Company issued 60,000 shares of its common stock to satisfy $213,000 owed for services due an investor relations consultant for services provided in prior years which was previously included in accounts payable and accrued liabilities, resulting in a gain on settlement of accounts payable of $177,000.

In July 2019, the Company issued 86,430 shares of its common stock and 43,215 warrants to an investor, who also subsequently became a director, for proceeds of $50,000, or $0.579 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.810.

On November 19, 2019, the Company sold 42,243 shares of the Company’s common stock to a noteholder for $20,699, or $0.490 per unit, in a private placement. The consideration received included $10,000 cash plus the settlement of a note payable of $10,000 and accrued interest of $699.

On January 8, 2020, a consultant returned to the Company a total of 48,485 shares of common stock issued for accounts payable for services totaling $44,000. The exchange resulted in an increase in accounts payable of $44,000 which the Company has agreed to repay in installments of $600 for twelve months, $1,500 for the following 12 months, and $2,500 per month thereafter until paid in full. The consultant has agreed to waive the final $4,000 if all payments are made timely. A total of $36,400 remains outstanding as of January 31, 2021, of which $20,300 is classified as long-term accounts payable.

NOTE 9 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 191,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 5,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 1,925 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010 Stock Option Plan at January 31, 2021 and 2020 are 51,417 and 20,417, respectively. Options remaining available for grant under the 2007 Stock Option Plan at January 31, 2021 and 2020 are 425 and 425, respectively. Options remaining available for grant under the 2004 Stock Option Plan at January 31, 2021 and 2020 are 83 and 83, respectively.

F-12

The Company granted 30,000 stock options each to four directors (120,000 total) during the year ended January 31, 2020 and recognized $80,421 of compensation expense using the Black-Scholes valuation method with the following assumptions: stock prices of $0.70 to $0.75, exercise price of $1.50, expected term of 5 years, volatility of 180.7% to 181.3%, annual rate of dividends of 0%, and discount rates of 1.59% to 1.85%.

No stock options were granted during the year ended January 31, 2021.

The following tables summarize the Company’s stock option activity during the years ended January 31, 2021 and 2020:

	Number of options	Weighted average exercise price	Weighted average remaining life (years)	Aggregate intrinsic value
Outstanding, January 31, 2019	180,760	$16.378	2.56	$-

Granted	120,000	1.500
Cancelled and/or forfeited	(123,760)	17.054
Exercised	-	-
Outstanding, January 31, 2020	177,000	$5.818	7.20	$-

Granted	-	-
Cancelled and/or forfeited	(31,000)	19.000
Exercised	-	-
Outstanding, January 31, 2021	146,000	$3.019	7.61	$-

Exercisable, January 31, 2021	146,000	$3.019	7.61	$-

The aggregate intrinsic value is calculated based on the stock price of $1.473 and $0.550 per share as of January 31, 2021 and 2020, respectively.

During the years ended January 31, 2021 and 2020, we recognized $0 and $80,421 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

Share-based compensation expense is reported in our consolidated statements of operations as follows:

	January 31, 2021	January 31, 2020
Geological and geophysical costs	$-	$-
Salaries and benefits	-	80,421
Investor relations	-	-
General and administrative	-	-
	$-	$80,421

At January 31, 2021, there was $0 of unrecognized share-based compensation for all share-based awards outstanding.

F-13

NOTE 10 – Warrants

As of January 31, 2021, there were 400,166 warrants outstanding and exercisable. The warrants have a three-year term, a weighted average remaining life of 1.23 years and a weighted average exercise price of $2.155 per warrant for one common share. Warrants outstanding at January 31, 2021 and 2020 are as follows:

	Number of warrants	Weighted average exercise price per share

Outstanding, January 31, 2019	308,829	2.586
Issued	64,337	0.769
Expired	-	-
Exercised	-	-
Outstanding, January 31, 2020	373,166	2.273
Issued	27,000	0.522
Expired	-	-
Exercised	-	-
Outstanding, January 31, 2021	400,166	2.155

Exercisable, January 31, 2021	400,166	2.155

The weighted average intrinsic value for warrants outstanding was $136,217 and $5,200 as of January 31, 2021 and 2020, respectively.

On July 12, 2019, the Company issued 43,215 warrants to an investor, who also subsequently became a director of the Company, as part of their purchase of common stock during the year ended January 31, 2020. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.810.

On November 19, 2019, the Company issued 21,122 warrants to an investor, as part of their purchase of common stock during the year ended January 31, 2020. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.6850.

During the year ended January 31, 2021, the Company issued 27,000 warrants to investors as part of their purchase of common stock. The warrants have a three-year term and are exercisable at any time at exercise prices ranging from $0.400 to $0.550.

Extension of Expiration Date

Effective May 1, 2019, the Company extended the due date of all warrants expiring during the three months ended July 31, 2019, totaling 66,002 warrants, for an additional three years. There was no expense related to the extension of these warrants since these were held by investors.

Effective December 5, 2019, the Company extended the due date of all warrants expiring during the five months ending December 31, 2019, totaling 39,000 warrants, for an additional three years. There was no expense related to the extension of these warrants since these were held by investors.

Effective May 27, 2020, the Company extended the due date of all warrants expiring during the 12 months ending December 31, 2020, totaling 45,065 warrants, for an additional three years, including 9,750 warrants previously set to expire in January 2020. There was no expense related to the extension of these warrants since these were held by investors.

NOTE 11 – Income taxes

As of January 31, our deferred tax asset is as follows:

	January 31, 2021	January 31, 2020
Deferred Tax Assets	$6,783,000	$6,641,000
Less Valuation Allowance	(6,783,000)	(6,641,000)
	$-	$-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate future taxable income, management will re-evaluate the allowance. The increase of $142,000 during the year ended January 31, 2021 primarily represents the increase in net operating loss carry-forwards during the period offset against the valuation allowance. As of January 31, 2021, our estimated net operating loss carry-forward is approximately $32 million and expires beginning in 2026 through 2038, with no expiration date for our 2019 through 2021 net operating losses under the Tax Cuts and Jobs Act.

Deferred tax assets were calculated using the Company’s effective tax rate, which it estimated to be 21%. The effective rate is reduced to 0% for 2021 and 2020 due to the full valuation allowance on its net deferred tax assets.

We have identified our federal and Arizona state tax returns as “major” tax jurisdictions. The periods our income tax returns are subject to examination for these jurisdictions are the tax years ended January 31, 2018  through January 31, 2021. We believe our income tax filing positions and deductions will be sustained on audit, and we do not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

F-14

NOTE 12 – Related party transactions

We were a party to the following transactions with related parties during the year ended January 31, 2021:

Our CEO, Brett Gross, was elected as President and Chief Executive Officer on December 7, 2018 and received no compensation for these services during the years ended January 31, 2021 and 2020.

During the year ended January 31, 2021, our CEO, Brett Gross, made various payments on behalf of the Company totaling $161,977, and advanced the Company $62,000 in cash, all of which are reflected as advances from related party on the accompanying consolidated balance sheets. The total advances were $301,077 and $101,631 as of January 31, 2021 and 2020, respectively, bear no interest and have no specified repayment date. On June 30, 2020, the Company issued 51,000 shares of its Class A Common Stock to our CEO for repayment of $24,531 of advances ($0.481 per share).

During the year ended January 31, 2021, the Company received aggregate proceeds of $120,000 from a director under a promissory note extended with interest at 10%. Total maturities of principal and accrued interest under all notes to two directors are $270,898 due October 31, 2020 (extended to July 31, 2021). On June 30, 2020, the Company issued 51,000 shares of its Class A Common Stock to the director for repayment of $24,531 of their promissory note ($0.481 per share).

The Company has a note payable of $10,000 from James Briscoe, under a promissory note dated September 17, 2018, which matured and became past due at September 17, 2019 with interest at 10%.

As of January 31, 2021 and 2020, the total balance of all related party notes was $283,271 and $166,560, respectively, which includes accrued interest of $36,070 and $14,828, respectively.

At January 31, 2021 and 2020, we had a balance of accrued unpaid wages of $759,949 to James Briscoe, our former Chairman of the Board, CEO, Chief Geologist, Secretary, Treasurer, and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President and $36,137 to Patricia Madaris, VP Finance & CFO.

At January 31, 2021 and 2020, we had an aggregate balance due of approximately $167,000 on credit cards guaranteed by James Briscoe reflected in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

At January 31, 2021 and 2020, we had accounts payable to JABA (controlled by James Briscoe) of $34,798, which is reflected as accounts payable to related party on the accompanying consolidated balance sheets.

At January 31, 2021 and 2020, we had a balance of $16,321 due to the spouse of James Briscoe.

We were a party to the following transactions with related parties during the year ended January 31, 2020:

During the year ended January 31, 2020, the Company received advances of $48,500 from two directors under two promissory notes with interest at 10%. Total principal maturities under these two notes are $106,302 due October 31, 2020 (extended from October 31, 2019) and $35,430 due October 31, 2020 (extended from January 31, 2020). Additionally, the Company has a note payable of $10,000 from James Briscoe, under a promissory note dated September 17, 2018, due September 17, 2019 with interest at 10% and is currently past due. As of January 31, 2020, the total balance of all related party notes was $166,560, which includes accrued interest of $14,828.

During the year ended January 31, 2020, our CEO, Brett Gross, made various payments on behalf of the Company totaling $101,631, reflected as advances from related party on the accompanying consolidated balance sheet. The advances bear no interest and have no specified repayment date.

In July 2019, the Company issued 86,430 shares of its common stock and 43,215 warrants to an investor, who also subsequently became a director, for proceeds of $50,000, or $0.579 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.810.

In July and October 2019, the Company issued an aggregate of 120,000 non-qualified stock options to four new directors for services. The options vest immediately, have a 10-year term, an exercise price of $1.500, and resulted in share-based compensation expense of $80,421 during the year ended January 31, 2020.

We had an option to explore 1 standard federal lode mining claim at the East Silverbell project and 29 standard federal lode mining claims at the Walnut Creek project from JABA. We were required to pay annual rentals to maintain the claims in good standing. We paid $4,650 in rental fees to maintain these mineral claims during the year ended January 31, 2019 until September 1, 2019. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and was extended through June 1, 2013, June 1, 2015 and then to June 1, 2021, The Company did not renew this option and it expired on September 1, 2019.

On January 11, 2019, we discontinued renting an office month-to-month from James Briscoe, a director who resigned on September 23, 2019. An amount of $2,610 of rent was unpaid as of January 31, 2021 and 2020.

F-15

NOTE 13 – Commitments and Contingencies

We currently rent a storage space for $45 per month in Tombstone, Arizona on a month-to-month basis.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $165 per claim. The rentals due by September 1, 2021 for the period from September 1, 2021 through September 1, 2022 of $15,345 have not been paid yet, but we plan to pay when due.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 15,793.24 acres at our Tombstone project. We paid filing and rental fees for our AZ MEP’s before their respective due dates in the amount of $29,724.

Legal Matter

On August 22, 2019 (and amended on December 23, 2019), the Company filed a complaint with the Superior Court of Arizona (Case No. C20194139), demanding the titles and possession of certain vehicles and equipment of the Company from our former CEO, as well as seeking recovery of damages from the former CEO in an amount of not less than $50,000. None of the vehicles and equipment, individually or in total, have any material net book value (being fully depreciated) as of January 31, 2021 and 2020. The matter is ongoing as of the date of this filing.

On February 18, 2020, our former CEO and his spouse (the “Counterclaimants”) filed a First Amended Answer: First Amended Complaint and Counterclaim with the Superior Court of Arizona seeking dismissal of the Company’s complaint and reimbursement of Counterclaimants’ attorney fees incurred related to the matter. Additionally, the counterclaim alleges breach of contract by the Company and requests reimbursement of amounts loaned to the Company by our former CEO and his spouse, along with reimbursement of attorney fees. The Company believes these counterclaims are without merit and will aggressively defend them and believes no unfavorable outcome or material effect on our consolidated financial statements will result.

NOTE 14 – Subsequent events

On February 16, 2021, the Company received loan proceeds of $32,497 under the Payroll Protection Program (“PPP”). The PPP loan bears interest at 1%, has a 5-year term, and is due in equal monthly installments beginning December 16, 2021.

In March 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

In March 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

In April 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

In April 2021, we received net proceeds of $60,000 from the issuance of a convertible note dated April 23, 2021 (the “April 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, matures on April 23, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion.

On April 23, 2021, the Company issued 15,049 of its common stock to a noteholder for the conversion of $12,000 of principal under the October 2020 Note, or $0.797 per share.

On April 27, 2021, the Company issued 18,832 of its common stock to a noteholder for the conversion of $15,000 of principal under the October 2020 Note, or $0.797 per share.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268  shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453. These shares have not yet been issued as of the date of this filing.

F-16

Item 1. Financial Statements.

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED BALANCE SHEETS

	April 30,	January 31,
	2021	2021
	(Unaudited)
Assets

Current:
Cash and cash equivalents	$126,882	$6,718
Prepaid expenses	6,178	4,815
Total current assets	133,060	11,533

Property and equipment, net	32,097	33,556
Total assets	$165,157	$45,089

Liabilities and Stockholders’ Deficit

Current:
Accounts payable and accrued liabilities	$470,355	$467,957
Accounts payable to related parties	51,119	51,119
Accrued wages to related parties	811,711	811,711
Advances from related party	314,742	301,077
Notes payable to related parties	298,064	283,271
Convertible promissory note, net of debt discount of $51,425 and $7,642	84,176	87,969
Derivative liability	290,293	-
Total current liabilities	2,320,460	2,003,104

Long-term:
Long-term accounts payable, net of current portion	13,800	20,300
Long-term debt - SBA	66,020	33,162
Total long-term liabilities	79,820	53,462

Total liabilities	2,400,280	2,056,566

Commitments and Contingencies (Note 13)

Stockholders’ deficit
Class A Common stock - $.00001 par value; 200,000 and 0 authorized; 102,000 and 0 shares issued and outstanding, respectively	1	1

Common stock - $.00001 par value; 12,300,000 authorized; 10,052,163 and 9,902,052 shares issued and outstanding, respectively	101	99
Common stock to be issued	-	15,000
Additional paid-in capital	55,376,540	55,503,564
Accumulated deficit	(57,611,765)	(57,530,141)
Total stockholders’ deficit	(2,235,123)	(2,011,477)

Total liabilities and stockholders’ deficit	$165,157	$45,089

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-17

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	April 30,
	2021	2020
Revenues	$-	$-
Expenses:
Geological and geophysical costs	1,759	2,958
Salaries and benefits	36,559	37,750
Depreciation	1,458	1,674
Legal	19,947	50,536
Professional services	20,337	19,956
General and administrative	13,392	19,961
Travel	640	439
Net operating expenses	94,092	133,274
Loss from operations	(94,092)	(133,274)

Other income (expense):
Interest expense	(38,184)	(105,503)
Gain on change in fair value of derivative liability	50,652	55,036
Total other income (expense)	12,468	(50,467)
Net loss	(81,624)	$(183,741)

Net loss per share of common stock - basic and diluted	$(0.01)	$(0.02)

Weighted average number of shares of common stock outstanding - basic and diluted	10,041,420	9,256,178

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-18

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three Months Ended April 30, 2021 and 2020

(Unaudited)

	Class A Common stock		Common stock		Common stock to be	Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Deficit

Balance, January 31, 2021	102,000	1	9,902,052	$99	$15,000	$55,503,564	$(57,530,141)	$(2,011,477)
Issuance of common stock and warrants in private placement and warrant exercises	-	-	116,230	1	(15,000)	122,099	-	107,100
Shares issued for conversion of notes	-	-	33,881	1	-	26,999	-	27,000
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(293,528)	-	(293,528)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	17,406	-	17,406
Net loss for the three months ended April 30, 2021	-	-	-	-	-		(81,624)	(81,624)
Balance, April 30, 2021	102,000	$1	10,052,163	$101	$-	$55,376,540	$(57,611,765)	$(2,235,123)

The accompanying notes are an integral part of the unaudited consolidated financial statements

	Class A				Stock	Additional		Total
	Common stock		Common stock		Subscription	paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit

Balance, January 31, 2020	-	$-	9,116,725	$91	$-	$55,074,257	$(56,780,396)	$(1,706,048)
Issuance of common stock and warrants in private placement	-	-	54,000	1	-	20,598	-	20,599
Shares issued for conversion of notes	-	-	390,481	4	-	106,796	-	106,800
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(189,472)	-	(189,472)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	106,514	-	106,514
Net loss for the three months ended April 30, 2020	-	-	-	-	-		(183,741)	(183,741)
Balance, April 30, 2020	-	-	9,561,206	$96	$-	$55,118,693	$(56,964,137)	$(1,845,348)

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-19

LIBERTY STAR URANIUM & METALS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	April 30
	2021	2020

Cash flows from operating activities:
Net loss	$(81,624)	$(183,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,459	1,674
Amortization of debt discounts	23,306	98,568
Gain on change in fair value of derivative liabilities	(50,652)	(55,036)
Changes in assets and liabilities:
Prepaid expenses	(1,363)	(3,899)
Accounts payable and accrued expenses	18,274	31,526
Accrued interest	11,167	6,936
Cash flows used in operating activities:	(79,433)	(103,972)

Cash flows from financing activities:
Proceeds from notes payable	32,497	-
Cash advance from related party	-	10,000
Proceeds from notes payable, related parties	-	55,000
Proceeds from convertible promissory notes	60,000	-
Proceeds from the issuance of common stock and warrants	105,000	20,599
Proceeds from exercise of warrants	2,100	-
Net cash provided by financing activities	199,597	85,599

Increase (decrease) in cash and cash equivalents	120,164	(18,373)
Cash and cash equivalents, beginning of period	6,718	25,024
Cash and cash equivalents, end of period	$126,882	$6,651

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$-	$-
Supplemental disclosure of non-cash items:
Resolution of derivative liabilities due to debt conversions and untainted warrants	$17,406	$106,514
Reclass of APIC to derivative liabilities for tainted warrants	$293,528	$189,472
Debt discounts due to derivative liabilities	$64,823	$107,000
Common stock issued for conversion of debt and interest	$27,000	$106,800
Expenses paid by related party on behalf of the Company	$22,376	$30,690

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-20

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – Basis of Presentation

The consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “our”) without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2021 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at April 30, 2021 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three months ended April 30,2021 are not necessarily indicative of the results to be expected for the full year.

Reverse Stock Split

On November 24, 2020, the Company filed a Certificate of Change with the Secretary of the State of Nevada to affect a 1-for-500 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was formally processed by FINRA effective on February 25, 2021 and the Company’s common stock began trading on a split-adjusted basis on February 25, 2021.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 6,150,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,300,000 shares of common stock. The Reverse Stock Split did not have any effect on the stated par value of the common stock.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 100,000,000 shares of Class A common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 200,000 shares of Class A common stock. As of February 24, 2021 (immediately prior to the effective date of the Reverse Stock Split), there were 51,000,000 shares of Class A common stock outstanding. As a result of the Reverse Stock Split, there are approximately adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split did not have any effect on the stated par value of the Class A common stock.

All references to common shares and common share data in these consolidated financial statements and elsewhere in this Form 10-Q reflect the Reverse Stock Split.

NOTE 2 – Going concern

The Company has incurred losses from operations and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Summary of Significant Accounting Policies

Fair Value

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant and convertible note derivative liability at April 30, 2021	$290,293	-	-	$290,293
Warrant and convertible note derivative liability at January 31, 2021	$-	-	-	$-

Our financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued liabilities, notes payable, convertible notes payable, and derivative liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the derivative liability are reported in other income (expense) as gain (loss) on change in fair value of derivative liability.

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NOTE 4 – Related party transactions

Our CEO, Brett Gross, was elected as President and Chief Executive Officer on December 7, 2018 and received no compensation for these services during the three months ended April 30,2021 and 2020.

From October 2019 through April 30, 2021, our CEO, Brett Gross, made various payments on behalf of the Company totaling $161,977, and advanced the Company $62,000 in cash, all of which are reflected as advances from related party on the accompanying consolidated balance sheets. The total advances were $314,742 and $301,077 as of April 30, 2021 and January 31, 2021, respectively, bear no interest and have no specified repayment date.

During the three months ended April 30, 2021, the note principal increased $5,000 for a payment by the director to a consultant on behalf of the Company. Total maturities of principal and accrued interest under all notes to two directors as of April 30, 2021 are $285,448 due July 31, 2021.

The Company has a note payable of $10,000 from James Briscoe, under a promissory note dated September 17, 2018, which matured and became past due on September 17, 2019 with interest at 10%.

As of April 30 and January 31, 2021, the total balance of all related party notes was $298,064 and $283,271, respectively, which includes accrued interest of $42,152 and $36,070, respectively.

As of April 30 and January 31, 2021, we had a balance of accrued unpaid wages of $759,949 to James Briscoe, our former Chairman of the Board, CEO, Chief Geologist, Secretary, Treasurer, and President. Additionally, we had a balance of accrued unpaid wages of $15,625 to a former President and $36,137 to Patricia Madaris, VP Finance & CFO.

As of April 30 and January 31, 2021, we had an aggregate balance due of approximately $167,000 on credit cards guaranteed by James Briscoe reflected in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

As of April 30 and January 31, 2021, we had accounts payable to JABA (controlled by James Briscoe) of $34,798, which is reflected as accounts payable to related party on the accompanying consolidated balance sheets.

As of April 30 and January 31, 2021, we had a balance of $16,321 due to the spouse of James Briscoe.

NOTE 5 – Stock options

Qualified and Non-qualified incentive stock options outstanding at April 30, 2021 are as follows:

		Weighted Average
	Number of	exercise
	Options	price per share
Outstanding, January 31, 2021	146,000	$3.019
Granted	-	-
Expired	-	-
Exercised	-	-
Outstanding, April 30, 2021	146,000	$3.019

Exercisable, April 30, 2021	146,000	$3.019

These options had a weighted average remaining life of 7.37 years and an aggregate intrinsic value of $0 as of April 30, 2021.

During the three months ended April 30, 2021 and 2020, we recognized $0 and $0, respectively, of compensation expense related to stock options.

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NOTE 6 – Warrants

As of April 30, 2021, there were 449,281 purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 2.1 years and a weighted average exercise price of $2.101 per warrant for one common share. The warrants had an aggregate intrinsic value of $40,764 as of April 30, 2021.

Stock warrants outstanding at April 30, 2021 are as follows:

		Weighted
		average
	Number of warrants	exercise price per share
Outstanding, January 31, 2021	400,166	$2.155
Issued	55,115	1.524
Expired	-	-
Exercised	(6,000)	0.350
Outstanding, April 30, 2021	449,281	$2.101

Exercisable, April 30, 2021	449,281	$2.101

During the three months ended April 30, 2021, the Company issued 55,115 warrants to investors as part of their purchase of common stock. The warrants have a three-year term and are exercisable at any time at exercise prices ranging from $1.426 to $1.646.

As of June 17, 2021, the Company extended all warrants issued by the Company which expired or will expire during the year 2021. These warrants are extended for an additional three years. All other terms of the warrants remain unchanged, including application of the reverse split effective on February 25, 2021.

NOTE 7 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 8), that became convertible during the three months ended April 30,2021, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

F-23

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. These volatilities were in the 197.3% to 211.4% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

●	An event of default would not occur during the remaining term of the note;

●	Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 5% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

●	The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

●	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;

●	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 5% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

Using the results from the model, the Company recorded a derivative liability during the three months ended April 30,2021 of $293,528 for newly granted and existing warrants (see Note 6) that were tainted and a derivative liability of $64,823 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $64,823 that was amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the three months ended April 30,2021, was $21,725. The remaining unamortized debt discount related to the derivative liability was $43,098 as of April 30, 2021.

During the three months ended April 30,2021, the Company recorded a reclassification from derivative liability to equity of $0 for warrants becoming untainted and $17,406 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded the change in the fair value of the derivative liability as a gain of $50,652 to reflect the value of the derivative liability for warrants and convertible notes as of April 30, 2021.

During the three months ended April 30, 2020, the Company recorded a reclassification from derivative liability to equity of $0 for warrants becoming untainted and $106,514 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded the change in the fair value of the derivative liability as a gain of $55,036 to reflect the value of the derivative liability for warrants and convertible notes as of April 30, 2020.

The Company did not have a derivative liability as of January 31, 2021 since outstanding convertible notes were not convertible at period end or were fully converted during the period and consequently, the outstanding warrants were no longer tainted.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Three months ended April 30,
	2021	2020
Beginning balance	$-	$-
Total gains	(50,652)	(55,036)
Settlements	(17,406)	(106,514)
Additions recognized as debt discount	64,823	107,000
Additions due to tainted warrants	293,528	189,472
Ending balance	$290,293	$134,922

Change in unrealized gain included in earnings relating to derivatives	$(50,652)	$(55,036)

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NOTE 8 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	April 30, 2021	January 31, 2021

8% convertible note payable issued October 2020, due September 2021	$72,546	$95,611
8% convertible note payable issued April 2021, due April 2022	63,055	-

	135,601	95,611
Less debt discount	(51,425)	(7,642)
Less current portion of convertible notes	(84,176)	(87,969)
Long-term convertible notes payable	$-	$-

On October 28, 2020, we received net proceeds of $82,000 from the issuance of a convertible note dated October 20, 2020 (the “October 2020 Note”). The note bears interest at 8%, includes OID of $8,500 and legal and due diligence fees of $3,000, matures on September 1, 2021, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the three months ended April 30, 2021, the noteholder converted a total of $27,000 of the note for 33,881 shares of the Company’s common stock, leaving a balance of $72,546 as of April 30, 2021.

On April 26, 2021, we received net proceeds of $60,000 from the issuance of a convertible note dated April 23, 2021 (the “April 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, matures on April 23, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion.

During the three months ended April 30, 2021 and 2020, the Company recorded debt discounts of $64,823 and 107,000, respectively, due to the derivative liabilities, and original issue debt discounts of $3,000 and $0, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $23,306 and $98,568 for the three months ended April 30, 2021 and 2020, respectively.

Notes Payable

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $158 beginning June 18, 2021 (extended to June 18, 2023).

On February 16, 2021, the Company received loan proceeds of $32,497 under the Payroll Protection Program (“PPP”). The PPP loan bears interest at 1%, has a 5-year term, and is due in equal monthly installments beginning December 16, 2021.

The balance of these two notes total $66,020, including accrued interest of $1,123, and is included in long-term debt as of April 30, 2021.

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NOTE 9 – Stockholders’ deficit

Common Stock

Our undesignated common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

On March 5, 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

On March 26, 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

On April 2, 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

On April 23, 2021, the Company issued 15,049 of its common stock to a noteholder for the conversion of $12,000 of principal under the October 2020 Note, or $0.797 per share.

On April 27, 2021, the Company issued 18,832 of its common stock to a noteholder for the conversion of $15,000 of principal under the October 2020 Note, or $0.797 per share.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268 shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453.

Reverse Stock Split

On November 24, 2020, the Company filed a Certificate of Change with the Secretary of the State of Nevada to affect a 1-for-500 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was formally processed by FINRA effective on February 25, 2021 and the Company’s common stock began trading on a split-adjusted basis on February 25, 2021.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 6,150,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,300,000 shares of common stock. The Reverse Stock Split did not have any effect on the stated par value of the common stock.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 100,000,000 shares of Class A common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 200,000 shares of Class A common stock, with 102,000 shares of Class A common stock outstanding. As a result of the Reverse Stock Split, there was an adjustment of approximately 2,408 common shares due to the effect of rounding fractional shares into whole shares. The Reverse Stock Split did not have any effect on the stated par value of the Class A common stock.

All references to common shares and common share data in these unaudited consolidated financial statements and elsewhere in this Form 10-Q as of April 30, 2021, and for the three months ended April 30, 2021 and 2020, reflect the Reverse Stock Split.

NOTE 10 – Commitments and contingencies

Legal Matter

On August 22, 2019 (and amended on December 23, 2019), the Company filed a complaint with the Superior Court of Arizona (Case No. C20194139), demanding the titles and possession of certain vehicles and equipment of the Company from our former CEO, as well as seeking recovery of damages from the former CEO in an amount of not less than $50,000. None of the vehicles and equipment, individually or in total, have any material net book value (being fully depreciated) as of April 30, 2021 or January 31, 2021. The matter is ongoing as of the date of this filing.

On February 18, 2020, our former CEO and his spouse (the “Counterclaimants”) filed a First Amended Answer: First Amended Complaint and Counterclaim with the Superior Court of Arizona seeking dismissal of the Company’s complaint and reimbursement of Counterclaimants’ attorney fees incurred related to the matter. Additionally, the counterclaim alleges breach of contract by the Company and requests reimbursement of amounts loaned to the Company by our former CEO and his spouse, along with reimbursement of attorney fees. The Company believes these counterclaims are without merit and is aggressively defending them, and believes no unfavorable outcome or material effect on our consolidated financial statements will result.

NOTE 11 – Subsequent events

In May 2021, the Company issued a total of 98,472 shares of its comm stock to a noteholder for the conversion of an aggregate of $69,900 of principal and accrued interest under the October 2020 Note, at prices ranging from $0.699 to $0.743 per share.

On May 11, 2021, we issued a convertible note in the aggregate principal amount of $53,000 (the “May 2021 Note”). The note bears interest at 8%, matures on May 11, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion.

As of June 17, 2021, the Company extended all warrants issued by the Company which expired or will expire during the year 2021. These warrants are extended for an additional three years. All other terms of the warrants remain unchanged, including application of the reverse split effective on February 25, 2021.

F-26

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Much of the information included in this prospectus includes or is based upon estimates, projections or other “forward-looking statements”. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”.

Business Development

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader understand the results of operations and financial condition of our company. Management’s Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Big Chunk was dissolved on June 3, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp (“Liberty Star”) to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

In October 2014, we formed our wholly owned subsidiary, Hay Mountain Holdings LLC (“HMH”)(formerly known as Hay Mountain Super Project LLC), to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. On April 11, 2019 we formed a new subsidiary named Earp Ridge Mines LLC, wholly owned by Hay Mountain Holdings LLC, intended for engagement with future venture partners.

On August 13, 2020, the Company formed Red Rock Mines, LLC, an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC.

Our Current Business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwest USA. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

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Tombstone Super Project (“Tombstone”): Tombstone is located in Cochise County, Arizona and covers the Tombstone caldera and its environs. Within the Tombstone caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements (REE’s). We have not identified any ore reserves to date.

On June 16, 2020, the Company acquired 2 Mineral Exploration Permits (MEP) covering 240 acres at Robbers Roost. Which is located 5.89 miles west of the Hay Mountain Project. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest by others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” (JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01-0103.pdf)

From July 14th to August 5th 2020, field mapping was conducted in the Hay Mountain Project area, located 7 km southeast of Tombstone, in Cochise County, Arizona. The purpose of mapping was to identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible the timing of mineralization. Mapping was conducted at 1:10,000 scale and a total of 183 carbonate vein samples were taken for pXRF analysis and UV fluorescence response.

On November 11, 2020, the Company announced the identification of potentially exploitable gold mineralization on its recently acquired Arizona State Land Department Mineral Exploration Permits. Preliminary surface exploration on the Red Rock MEPs advances the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (XRF) work continuing at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center. The Company discovered multiple outcrops of intensely silicified rock in the initial observational field work. These outcrops generally occur in linear features several feet in thickness with multiple features oriented en echelon with interstitial host country rock of varying horizontal dimension. These outcrops contain densely distributed jasperoids, which, when sampled yield what the Company believes are potentially economically exploitable concentrations of gold. There was a total of 23 representative (1 to 2 kg) rock sample assays. These assays demonstrate gold concentrations ranging from below detection limits of 0.05 ppm in country rock surrounding certain outcrops to a high of 13.55 ppm in direct outcrop samples. Of the 23 assayed samples, nine (9) show gold concentrations of 0.95 ppm or more.

On November 25, 2020, the Company received approval from the Arizona State Land Department for 5 additional MEP’s covering 2,369.15 acres for a total of 16,662.10 acres or 26.03 sq miles at our Hay Mountain Project.

On March 15, 2021, the Company announced the release of more rock chip assay results from the Red Rock Canyon area located within the Hay Mountain Project. 28 samples were submitted to the ALS/USA Inc. Tucson location with results returned to the Company February 6th. This set of samples are within and outside of the original study area and expand on the October 2020 geochemical sampling undertaken on MEP land within the Company’s Red Rock Canyon holdings.

On May 21, 2021, the Company announced the public release of its latest technical report. The Technical Report on the Red Rock Canyon Gold Property Cochise County, Arizona (“RRC Technical Report” “The Report”). The Report was prepared by Broadlands Mineral Advisory Services Ltd., owned and operated by Liberty Star’s independent director Bernard J. Guarnera, P.ENG., QP, CMA. Mr. Guarnera authored The Report. His findings include that the Red Rock Canyon tract contains “gold at grades that are now considered economic” (p.1). Further, the compilation of previous drilling results, by others as noted in The Report, (p.30) indicates that 12 of 17 intercepts reported gold at grades above what is considered current cut off grades, 0.022 oz per ton (0.68 gpt). These historical intercepts range from five (5) to forty-five (45) feet in vertical extent and reveal multiple mineralized zones. Grades in the larger intercepts are reported up to 0.182 ounces per ton (5.66 gpt). Additionally, Liberty Star collected fifteen (15) more rock samples on a recent field visit near and at the locations of past drilling. We expect the new field assays to confirm similar grades in the corresponding outcrops. These assay results are forthcoming and will be posted to the Liberty Star website.

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On May 26, 2021, the Company announced the public release of geochemical assay results prepared by ALS/USA Inc. The Company noted in its news release issued May 21st that the results were forthcoming on the heels of its latest technical report focused on the gold prospect at Red Rock Canyon. Previously released geochemical assay results from October 2020 and Feb 2021 can be viewed on the Liberty Star Minerals website. This set of results strongly aligns with previous assay results indicating that the Red Rock portion of the Hay Mountain Project is a potential gold property.

Title to mineral claims involves certain inherent risks due to difficulties in determining the validity of certain claims, as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, title to all properties retained are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a commercially viable mineral deposit, known as an “ore reserve.”

To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

The extent to which the coronavirus disease (“COVID-19”) impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected. Currently, the Company has not experienced a significant impact on its businesses related to COVID-19. However, COVID-19 did, and continues to, impact us significantly with delays in acquiring a JV to begin our primary drilling project.

Results of Operations

Material Changes in Financial Condition for the Three-Month Period Ended April 30, 2021

We had cash and cash equivalents in the amount of $126,882 as of April 30, 2021 compared to $6,718 as of January 31, 2021. We had negative working capital of $2,187,400 as of April 30, 2021 compared to $1,991,571 as of January 31, 2021. We used $79,433 of net cash in operating activities during the three months ended April 30,2021 which was utilized for working capital. We also utilized our cash funds to continue exploration activities at our Hay Mountain mineral lands by working on geochemical interpretation of the soil, rock chip and vegetation sampling and ZTEM (aeromagnetics and aero electromagnetics). We purchased no new equipment during the three months ended April 30,2021. We have been raising capital primarily by issuing convertible promissory notes, related party notes and the sale of common stock. We intend to continue to raise capital from such sources. In addition to seeking sources of funding through the sale of equity, we may seek to enter into joint venture agreements, or other types of agreements with other companies to finance our projects for the long term. In addition, we may choose to sell a portion of our assets to finance our projects. Should our properties prove to be commercially viable, we may be in a position to seek debt financing to help build infrastructure, and eventually we may obtain revenues from commercial mining of our properties.

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Material Changes in Results of Operations for the Three-Month Periods Ended April 30, 2021 and 2020

We had a net loss of $81,624 and for the three months ended April 30, 2021, compared to net loss of $183,741 for the three months ended April 30,2020,

During the three-months ended April 30,2021, we had a decrease of $1,199 in geological and geophysical expense compared to the three months ended April 30,2020, due primarily to an decrease in land rental fees for mineral claims. During the three months ended April 30,2021, we had a decrease of $1,191 in salaries and benefit expense compared to the three months ended April 30,2020, due primarily to a reduction in hours worked. During the three months ended April 30,2021, we had a decrease of $30,589 in legal expense compared to the three months ended April 30,2020, due primarily to a decrease in the use of outside legal services for operations and litigation matters. We had a decrease in general and administrative expenses of $6,569 during the three months ended April 30, 2021, as compared to the three months ended April 30,2020 which was due to a slight reduction in occupancy expense. We had a decrease in interest expense of $67,319 during the three months ended April 30,2020, as compared to the three months ended April 30,2020, due primarily to a decrease in convertible notes payable.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $126,882 as of April 30, 2021. We had negative working capital of $2,187,400 as of April 30, 2021. We used cash in operating activities of $79,433 for the three months ended April 30, 2021. We will need additional funds in order to proceed with our planned exploration program.

Convertible promissory notes

We have issued the following convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On October 28, 2020, we received net proceeds of $82,000 from the issuance of a convertible note dated October 20, 2020 (the “October 2020 Note”). The note bears interest at 8%, includes OID of $8,500, and legal and due diligence fees of $3,000, matures on September 1, 2021, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the three months ended April 30, 2021, the noteholder converted a total of $27,000 of the note for 33,881 shares of the Company’s common stock, leaving a balance of $72,546 as of April 30, 2021.

On April 26, 2021, we received net proceeds of $60,000 from the issuance of a convertible note dated April 23, 2021 (the “April 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, and matures on April 23, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion.

Proceeds from issuance of common stock

On March 5, 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

On March 26, 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

On April 2, 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

On April 23, 2021, the Company issued 15,049 of its common stock to a noteholder for the conversion of $12,000 of principal under the October 2020 Note, or $0.797 per share.

On April 27, 2021, the Company issued 18,832 of its common stock to a noteholder for the conversion of $15,000 of principal under the October 2020 Note, or $0.797 per share.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268 shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453.

Proceeds from long-term notes payable

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $158 beginning June 18, 2021 (extended to June 18, 2023).

On February 16, 2021, the Company received loan proceeds of $32,497 under the Payroll Protection Program (“PPP”). The PPP loan bears interest at 1%, has a 5-year term, and is due in equal monthly installments beginning December 16, 2021.

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Critical Accounting Policies

The unaudited consolidated financial statements of Liberty Star have been prepared in conformity with accounting principles generally accepted in the United States of America. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in Item 8 in our Form 10-K for the year ended January 31, 2021. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations and negative working capital and we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our unaudited consolidated financial statements as of April 30, 2021. Our total stockholders’ deficit at April 30, 2021 was approximately $2 million.

These unaudited consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as charged to expense in the period incurred until the time that a proven mineral resource is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the consolidated financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We record conversion options and detachable common stock purchase warrants and report them as derivative liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note’s terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize a Monte Carlo options model in order to determine fair value.

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Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Controls and Procedures

As required by Rule 13a-15 under the Exchange Act, our management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures at April 30, 2021, which is the end of the fiscal quarter covered by this report. This evaluation was carried out by Mr. Brett Gross, our principal executive officer and Ms. Patricia Madaris, our principal financial officer. Based on this evaluation, Mr. Brett Gross and Ms. Patricia Madaris have concluded that our disclosure controls and procedures were not effective as at the end of the period covered by this report. Given the size of our current operation and existing personnel, the opportunity to implement internal control procedures that segregate accounting duties and responsibilities is limited. Until the organization can increase in size to warrant an increase in personnel, formal internal control procedures will not be implemented until they can be effectively executed and monitored. Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed by our company in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our company in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure.

Management believes that despite our material weaknesses set forth above, our financial statements for the quarter ended April 30, 2021 are fairly stated, in all material respects, in accordance with U.S. GAAP.

Changes in Internal Control over Financial Reporting

On August 19, 2021 the Company dismissed MaloneBailey, LLP as its independent auditor and appointed Turner, Stone & Company, LLP as its independent auditor. The reports of MaloneBailey, LLP for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to any uncertainty, audit scope or accounting principle except with respect to an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years and any subsequent interim period up to and including the date of the Company’s dismissal of MaloneBailey, LLP, there have been no (i) disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, LLP, would have caused them to make reference thereto in their reports on the financial statements for such periods; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended January 31, 2021.

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Directors and Executive Officers

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position(s) Held with the Company	Age	Date First Elected or Appointed
Brett Gross	President, Chief Executive Officer and Director	61	October 20, 2014
Peter O’Heeron	Chairman of the Board, Secretary and Treasurer.	57	September 6, 2012
Patricia Madaris	Chief Financial Officer, VP Finance	70	May 8, 2015
V.E. “Gene” Streety	Director	91	August 27, 2018
Bradley Munroe	Director	79	August 27, 2018
Boyd Gordon	Director	71	July 19, 2019
Bernard Guarnera	Director	77	October 14, 2019

Business Experience

Brett Gross. Mr. Gross joined the board in 2014. Mr. Gross has served as Arbitrator with the American Arbitration Association, Chief Legal Counsel with MasTec Power Corp., Vice President and Regional Managing Attorney for URS Energy & Construction, Inc., an AECOM company, fka Washington Group International, Inc. since August 2005. Mr. Gross is a mining engineer (BS, Ohio State University, 1982; MS, Virginia Polytechnic Institute, 1988; PE, Colorado and Alabama) and attorney (JD, University of Denver, 2001) with over 30 years of experience, both domestic and international. His work experience includes surface and underground mining operations, engineering, and delivery of construction mega-projects across multiple industrial and commercial markets, and the practice of law related to each of these sectors. Mr. Gross brings a combination of professional skills that benefits every aspect of our business. Mr. Gross’ engineering career began at Virginia Tech, with research focused on rock mechanics and the stability of underground openings, particularly the phenomenon of “coal bumps” and “rock bursts,” and studying methods to monitor stress changes in the longwall barrier pillar during the onset of the active longwall face. The ensuing years of his career have been intimately involved with a broad spectrum of engineering, operations, management and project delivery. Since 2002, Mr. Gross has practiced law both in private practice and as in-house counsel, negotiating and closing complex deals with what today is among the largest engineering and construction firms in the United States. Mr. Gross was elected as President and Chief Executive Officer on December 7, 2018.

We believe Mr. Gross is qualified to serve on our board of directors because of his education and business experience as described above.

Peter O’Heeron. Mr. O’Heeron joined the board in 2012. Mr. O’Heeron leads an operational investment group which identifies early-stage opportunities in the medical field with strong intellectual property positions. Through his 20+ years of medical product development experience, Mr. O’Heeron brings together the resources from strategic disciplines necessary to commercialize unique technologies. Prior to founding Advanced Medical Technologies LLC, Mr. O’Heeron founded NeoSurg Technologies, Inc. to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in developing the T2000 Minimally Invasive Access System, the world leader in reposable surgical instrumentation. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical in 2005. Mr. O’Heeron graduated from Texas State University with a BS in Healthcare Administration and a minor in Business Administration. He received his Masters in Healthcare Administration from the University of Houston. Mr. O’Heeron currently holds 5 patents and has 4 patents pending. Mr. O’Heeron was elected Chairman of the Board on December 7, 2018, and Secretary and Treasurer on January 11, 2019.

We believe Mr. O’Heeron is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working with our company as described above, in addition to his education and business experience as described above. He also catalyzed a negotiation with Northern Dynasty which benefited the company by millions of dollars.

Patricia Madaris. Ms. Madaris has served as our VP Finance since May 2015. Prior to that time, Ms. Madaris served as the Executive Assistant to our CEO and Board of Directors since 2011. Since beginning her work at our company, she has proven to be beneficial in facilitating many areas of our public company, working to engage, negotiate, and close financings, and overseeing and working actively in financial reporting, and projected budgeting for ongoing operations. She has also previously worked as an accountant/manager for corporations in Arizona, Florida, and California from 2005. Ms. Madaris has a Bachelor of Science Degree from Indiana Wesleyan University, graduating Summa Cum Laude. Ms. Madaris also holds an MBA graduating with highest honors in February 2017. Ms. Madaris was elected Chief Financial Officer on January 11, 2019.

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V.E. (Gene) Streety. Mr. Streety graduated in January 1954 from Florida State University with a BS in political science, and immediately started work as an assistant to the campaign manager in a successful governor’s campaign in the State of Florida. Later, he received an appointment on the staff of US congressman Bob Sikes in Washington D.C., returning to Tallahassee after 14 months. Mr. Streety is currently a Licensed Real Estate Broker working as such for over 50 years. At one time, he was a Florida Licensed Securities agent working on Private Placement for small businesses involving real estate. He worked as a Land Developer and investment real estate broker for the preponderance of his career. He also spent 14 years with the City of Tallahassee retiring there in 1998 as Real Estate Administrator managing the Division of Real Estate. He has additionally worked on mineral rights leases having been partners with a petroleum geologist working together securing mineral rights leases. Mr. Streety was one of the Founders/directors of a local bank, which was later sold to a regional bank. He has belonged to several boards throughout the years; was a member of the Chamber of Commerce and Civic boards. Throughout his career he has served in several Tallahassee area Presbyterian churches in such roles as church treasurer, church school teacher, deacon, and elder.

We believe Mr. Streety is qualified to serve on our board of directors because of his extensive business experience and education as described above.

W. Bradley Munroe. Mr. Munroe holds a B.S., Economics and Political Science from Florida State University, Tallahassee, Florida (1964), and is an attorney, (J.D., 1967, University of Florida, Gainesville, Florida) and AV Rated Lawyer by Martindale Hubbell. Mr. Munroe is a licensed Florida attorney admitted to practice before state and federal courts. Mr. Munroe’s experience as an attorney is extensive with a private law practice from 1970 to present. Emphasis on trial practice related to personal injury, wrongful death, products liability, workers’ compensation, commercial and construction law; and representation of building trades industries, and commercial real estate transactions and community bank. He has served as a Municipal Judge, a Staff Attorney for Florida Department of Commerce, a Staff Attorney, Governor Claude Kirk, an Assistant City Attorney, Tallahassee, Florida, Certified Civil and Family Law Mediator, and miscellaneous former lobbyist for numerous state associations. Mr. Munroe also is a Licensed Florida Real Estate Broker. Other Professional Experience includes Owner and operator of various business operations, including: Banking, Construction Company, Real Property Title Abstract Company – RV Park, and Marina. Mr. Munroe has also worked as a real estate investor. He has also served as receiver and trustee in bankruptcy in federal court. Mr. Munroe holds Memberships in all state and (Legal) local bar associations, the Florida Justice Association (Trial Lawyers), and is a member of the Episcopal Church, Exchange Club, Tallahassee Builders Association, Cotillion Club, and Colonels Club in Florida.

We believe Mr. Munroe is qualified to serve on our board of directors because of his extensive education and business experience as described above.

Boyd Gordon. Mr. Gordon is a financial transaction professional with over 30 years of broad experience in corporate and international finance, capital market transactions and project development and finance. Currently, Mr. Gordon is a principal in a financial consultancy firm. At URS, a major engineering and construction company, Mr. Gordon served as the Senior Director of Project Development and Finance. In this position, Mr. Gordon structured large institutional financings for public sector infrastructure projects and assisted clients of the power and mining groups. His expertise is in structuring creative financing plans, finding funding sources and closing complex financial transactions. In a long career with Westinghouse Electric, Mr. Gordon served as European Treasurer, Director of Corporate Finance, Vice President of Asset Review, Vice President of the Leasing Group, and Director of Treasury Strategic Programs. He was a member of Westinghouse Electric’s team of corporate finance executives that guided the company through a severe financial crisis. Mr. Gordon received a master’s degree in International Management from the American Graduate School of International Management (Thunderbird) in 1976, a Master of Business Administration in Finance from Southern Methodist University in 1975, and a Bachelor of Science degree in Marketing from Missouri State University in 1972.

We believe Mr. Gordon is qualified to serve on our board of directors because of his extensive education and business experience as described above.

Bernard (Barney) Guarnera. Mr. Guarnera is well known and respected throughout the mining industry. He has over 50 years of experience encompassing six continents and precious metals, ferrous, non-ferrous, base metal, industrial and energy minerals. From 1991 through 2011 he was the president and CEO of the Behre Dolbear Group, taking the company from a single office in New York City to a highly respected international mineral industry advisory firm with offices in North and South America, Europe, Australia, and Asia. Barney remains affiliated with Behre Dolbear as a Director. Mr. Guarnera is a Certified Mineral Appraiser with the IIMA, Chartered Professional (geology) with AusIMM, Qualified Professional (mineral property valuations, geology and ore reserves) with MMSA, a Registered Professional Engineer (Texas) and a Registered Professional Geologist (Oregon). Barney specializes in assessing the technical and economic viability of mineral projects and properties and the valuation of mineral properties and mining companies. He has participated in billions of dollars of transactions related to the mining industry and acted as principal advisor to the Stock Exchange of Hong Kong regarding the development of its listing rules for mining companies and later an advisor regarding its acquisition of the London Metal Exchange.

We believe Mr. Guarnera is qualified to serve on our board of directors because of his extensive education and business experience as described above.

Family Relationships

There are no family relationships among our directors or officers.

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Board and Committee Meetings

The board of directors of our company held 9 formal meetings during the fiscal year ended January 31, 2021.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the fiscal year ended January 31, 2021. Shareholders may contact our current President, Brett Gross, to recommend nominees to our board of directors.

For the fiscal year ended January 31, 2021 our only standing committee of the board of directors was our audit committee. We do not have a nominating committee or a compensation committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

During the fiscal year ended January 31, 2021, the audit committee did not hold any meetings. Rather, the business of the audit committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its board of directors or audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past 10 years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or,

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended January 31, 2021, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

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Code of Ethics

Effective March 15, 2004, our company’s board of directors adopted a Code of Business Conduct and Ethics that applies to all employees, including our company’s Chief Executive Officer, Chief Financial Officer and VP Finance. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer that becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the SEC on March 13, 2004 as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Liberty Star Uranium & Metals Corp., 2 E. Congress St. Ste. 900, Tucson, AZ 85701.

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Executive Compensation

Following are the particulars of all compensation paid or accruing to our named executive officers for the last two fiscal years ended.

2020, 2021 Summary Compensation Table

Name and Principal Position	Year Ended January 31,	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total

Brett Gross, Chief Executive Officer and	2021	-	-	-	-	-	-	-	-
President	2020	-	-	-	-	-	-	-	-
Patricia Madaris, VP Finance &	2021	$75,055.56							$75,055.56
CFO	2020	$75,055.56							$75,055.56

(1)	The value of perquisites and other personal benefits and property have been excluded because they total, in the aggregate, less than $10,000.

Outstanding Equity Awards at January 31, 2021

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Brett Gross	-	-	-			-	-	-	-

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Compensation Plans

As of January 31, 2021, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

We granted a total of 0 and 120,000 options during the fiscal years ended January 31, 2021 and 2020, respectively.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although our directors may receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any cash compensation for their services as a director, including committee participation and/or special assignments.

No stock options were issued to directors during the year ended January 31, 2021. We issued 30,000 stock options each to four directors for their capacity as a director during the fiscal year ended January 31, 2020.

Security Ownership of Certain Beneficial Owners and Management Related Stockholder Matters

We have set forth in the following table certain information regarding our common stock beneficially owned on April 30, 2021for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. All percentages are calculated based upon a total number of 10,032,895 shares of common stock issued and outstanding as of April 30, 2021, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)

Brett Gross	249,344	(4)	2.46%
Peter O’Heeron	43,702	(3)	*
Patricia Madaris	4,500	(2)	*
Bradley Munroe	122,033	(6)	1.21%
Gene Streety	33,230	(7)
Boyd Gordon	159,646	(5)	1.58%
Bernard Guarnera	30,000	(2)	*

Directors and Executive Officers as a Group (7 persons)	642,455		6.20%

(1)	Based on 10,032,895 shares of common stock issued and outstanding as of May 3, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	This amount includes incentive or non-qualified stock options that are currently exercisable or exercisable within 60 days.

(3)	This amount includes 14,000 incentive stock options and 8,718 common stock purchase warrants that are currently exercisable or exercisable within 60 days.

(4)	This amount includes 112,520 common stock purchase warrants that are currently exercisable or exercisable within 60 days.
(5)	This amount includes 30,000 non-qualified stock options, and 43,215 common stock purchase warrants that are currently exercisable or exercisable within 60 days.
(6)	This amount includes 67,075 shares of common stock, 30,000 stock options and 24,958 purchase warrants that are currently exercisable or exercisable within 60 days.

(7)	The amount includes 3,230 shares of common stock and 30,000 stock options.

* less than 1%

Equity Compensation Plan Information

As of January 31, 2021, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	146,000	$3.019	51,925
Equity Compensation Plans Not Approved by Security Holders	-	N/A	51,925
Total	146,000	$3.019	51,925

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Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Certain Relationships and Related Transactions, and Director Independence

During the year ended January 31, 2021, our CEO, Brett Gross, made various payments on behalf of the Company totaling $161,977, and advanced the Company $62,000 in cash, all of which are reflected as advances from related party on the accompanying consolidated balance sheets. The total advances were $301,077 and $101,631 as of January 31, 2021 and 2020, respectively, bear no interest and have no specified repayment date. On June 30, 2020, the Company issued 51,000 shares of its Class A Common Stock to our CEO for repayment of $24,531 of advances ($0.481 per share).

During the year ended January 31, 2021, the Company received aggregate proceeds of $120,000 from a director under a promissory note extended with interest at 10%. Total maturities of principal and accrued interest under all notes to two directors are $264,989 due October 31, 2020 (extended to July 31, 2021). On June 30, 2020, the Company issued 51,000 shares of its Class A Common Stock to the director for repayment of $24,531 of their promissory note ($0.481 per share).

During the year ended January 31, 2020, the Company received advances of $48,500 from two directors under two promissory notes with interest at 10%, due July 31, 2021.

During the year ended January 31, 2020, our CEO, Brett Gross, made various payments on behalf of the Company totaling $101,631. The advances bear no interest and have no specified repayment date.

Other than the transactions above, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Director Independence

Our board of directors consists of the six directors: Brett Gross, Peter O’Heeron, V.E. “Gene” Streety, W. Bradley Munroe, Boyd Gordon and Bernard Guarnera. Our common stock is quoted on the OTC Pink Open Market operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have five independent directors consisting of Peter O’Heeron, V.E. “Gene” Streety, W. Bradley Munroe, Boyd Gordon and Bernard Guarnera

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file audited annual, quarterly reviews and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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PART II: Information Not Required in Prospectus

Item 13: Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. Triton will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of our legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$123.94

Accounting fees and expenses	$3,000

Legal fees and expenses	$9,000

Miscellaneous fees and expenses	$0

Total	$12,123.94

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Item 14: Indemnification of Directors and Officers

Our Articles of Incorporation nor Bylaws mandate that we indemnify our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 15: Recent Sales of Unregistered Securities

On March 5, 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

On March 26, 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

On April 2, 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

On April 23, 2021, the Company issued 15,049 of its common stock to a noteholder for the conversion of $12,000 of principal under the October 2020 Note, or $0.797 per share.

On April 27, 2021, the Company issued 18,832 of its common stock to a noteholder for the conversion of $15,000 of principal under the October 2020 Note, or $0.797 per share.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268 shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453.

In issuing the securities set forth above, we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form SB-2, filed with the SEC on May 14, 2002).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-QSB, filed with the SEC on December 14, 2007).
3.3	Certificate of Change to Authorized Capital (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on September 2, 2009).
3.4	Articles of Merger (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-KSB, filed with the SEC on March 31, 2004).
3.5	Amendments to Articles of Incorporation and Bylaws (incorporated by reference to Exhibit 3.8 and 3.9 to our current report on Form 8-K/A, filed with the SEC on August 10, 2020).
5.1*	Opinion of Counsel
10.1	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated April 10, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on April 16, 2019).

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10.2	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated May 17, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on May 21, 2019).
10.3	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated August 15, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on August 22, 2019).
10.4	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated October 25, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on October 29, 2019).
10.5	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated January 27, 2020 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on January 30, 2020).
10.6

Convertible Promissory Note issued to Power Up Lending Group Ltd. dated October 20, 2020 (incorporated by reference to Exhibit 3.11 to our current report on Form 8-K, filed with the SEC on October 27, 2020).

10.7	Common Stock Purchase Agreement with Triton Funds, LP
10.8	Common Stock Warrant Agreement with Triton Funds, LP
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to our current report on Form 8-K, filed with the SEC on September 1, 2009).
16.1	Announcement of Registrant’s Change in Certifying Accountant (incorporated by reference to our current report on Form 8-K, filed with the SEC on August 24, 2021)
21.1*	Subsidiaries.
23.1*	Consent of Auditors.
101.INS*	XBRL INSTANCE DOCUMENT
101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

* Filed herewith.

Item 17: Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated August 30, 2021	By:	/s/ Brett Gross
Brett Gross
Chief Executive Officer and President

Dated: August 30, 2021	By:	/s/ Patricia Madaris
Patricia Madaris
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brett Gross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this annual report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Gross	Chief Executive Officer, President and Director	August 20, 2021
Brett Gross	(principal executive officer)

/s/ Patricia Madaris	Chief Financial Officer	August 20, 2021
Patricia Madaris	(principal financial officer and principal accounting officer)

/s/ Peter O’Heeron	Chairman of the Board	August 20, 2021
Peter O’Heeron

/s/ Boyd Gordon	Director	August 20, 2021
Boyd Gordon

/s/ Bernard Guarnera	Director	August 20, 2021
Bernard Guarnera

/s/ W. Bradley Munroe	Director	August 20, 2021
W. Bradley Munroe

/s / V.E. “Gene” Streety	Director	August 20, 2021
V.E. “Gene” Streety

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